Exhibit 4.9

SUBSCRIPTION AGREEMENT

CANADIAN ZINC CORPORATION

- and -

RCF VI CAD LLC

May 14, 2018

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1
1.1	Defined Terms	1
1.2	Rules of Construction	6
1.3	Time of Essence	6
1.4	Governing Law and Submission to Jurisdiction	6
1.5	Severability	7
1.6	Entire Agreement	7
1.7	Schedules and Appendices	7

ARTICLE 2 PURCHASE OF UNITS		7
2.1	Investment in Company	7
2.2	Use of Proceeds	8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		8
3.1	Representations and Warranties of the Company	8
3.2	Representations and Warranties of the Investor	14
3.3	Survival of Representations and Warranties	17
3.4	Legends	17
3.5	Material Changes	18

ARTICLE 4 INDEMNITY		18
4.1	General	18

ARTICLE 5 CLOSING		19
5.1	Closing	19
5.2	Company Closing Deliveries and Investor Conditions	19
5.3	Investor Closing Deliveries	21
5.4	Termination	22

ARTICLE 6 INVESTOR EXPENSES		22
6.1	Expense Reimbursement	22

ARTICLE 7 ADDITIONAL COVENANTS		23
7.1	General	23
7.2	Survival	23

ARTICLE 8 GENERAL PROVISIONS		23
8.1	Notices	23
8.2	Investor Acknowledgement	24
8.3	Further Assurances	25
8.4	Amendments	25
8.5	Assignment	25
8.6	Successors and Assigns	25
8.7	No Partnership	25
8.8	Counterparts	25

Schedule A – Representation Letter
Schedule B – Registration and Delivery Instructions
Schedule C – Investor Information
Schedule D – Form of Warrant Certificate
Schedule E – Form of Amended and Restated Investor Agreement
Schedule F – Form of Legal Opinion

SUBSCRIPTION AGREEMENT

THIS AGREEMENT made the 14 day of May, 2018

BETWEEN:

RCF VI CAD LLC, a Delaware limited liability company

(hereinafter referred to as the “Investor”),

- and -

CANADIAN ZINC CORPORATION, a corporation organised and existing under the laws of British Columbia,

(hereinafter referred to as the “Company”).

WHEREAS the Company has agreed to issue to the Investor, and the Investor has agreed to purchase from the Company, 100,000,000 units (“Units”) of the Company at a subscription price of $0.20 per Unit for an aggregate purchase price of $20,000,000 (the “Purchase Price”), in reliance upon the representations, warranties and covenants contained herein;

AND WHEREAS each Unit will consist of one common share in the capital of the Company and one-half of one transferable common share purchase warrant. Each whole common share purchase warrant will entitle the Subscriber to purchase an additional common share in the capital of the Company at any time up to December 31, 2018 at a price of $0.25 per common share (the “Exercise Price”);

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms

For the purposes of this Agreement (including the recitals and the Schedules hereto), unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Act” means the Business Corporations Act (British Columbia);

“Amended and Restated Investor Agreement” means the amended and restated investor agreement between the Company and the Investor in the form attached as Schedule E, to be entered into on Closing;

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

“Applicable Securities Legislation” means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions;

“Authorization” means any consent, order, permit, grant, right, privilege, authorization, approval, registration, filing, resolution, lodgement, agreement, notarization, certificate, judgment, writ, injunction, award, decree, demand, permission, licence, title, mineral right, right of occupancy, approval, authority, concession, lease or exemption from, by or with a Government Authority or from any Person in connection with easements, contractual rights or other related matters;

“Board” means the board of directors of the Company;

“Bridge Loan Agreement” means the credit agreement dated December 21, 2017 between the Company and RCF;

“Bridge Loan Facility” means the loan contemplated by the Bridge Loan Agreement;

“Business Day” means any day other than Saturday, Sunday or a statutory holiday when banks are not open in Denver, Colorado or Vancouver, British Columbia;

“Cash Component” means the Net Proceeds less the outstanding balance due to RCF under the Bridge Loan Agreement (including the principal amount of the Bridge Loan and all accrued interest and fees thereunder as at the Closing Date);

“Change of Control” means the occurrence of any of the following events:

(a)	there is a report filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as such term is defined in Section 1.1 of Multilateral Instrument 62-104, a regulation of the Securities Act), other than the Company or any Subsidiary of the Company, has acquired beneficial ownership (within the meaning of the Securities Act) of, or the power to exercise control or direction over, or securities convertible into, any Common Shares of the Company, that together with the offeror’s other securities (as such term is defined in Section 1.1 of Multilateral Instrument 62-104, a regulation of the Securities Act) in relation to the Common Shares of the Company, would constitute Common Shares of the Company representing more than 50% of the total voting power attached to all Common Shares of the Company then outstanding;

(b)	there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Company (1) in which the Company is not the continuing or surviving corporation or (2) pursuant to which any Common Shares of such the Company would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Company in which the holders of the Common Shares of the Company immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50% of the Common Shares of the continuing or surviving corporation immediately after such transaction; or

(c)	any Person or group of Persons shall succeed in having a sufficient number of its nominees elected as directors of the board of directors of the Company such that such nominees, when added to any existing directors after such election who was a nominee of or is an Affiliate or related Person of such Person or group of Persons, will constitute a majority of the directors of the board of directors of the Company;

“Closing” means the closing of the purchase and sale of the Units;

“Closing Date” shall have the meaning set out in Section 5.1;

“Common Shares” means the common shares in the capital of the Company;

“Constating Documents” means (i) with respect to a corporation, its articles of incorporation, amalgamation or continuance, or constitution, or other similar documents by which it is established under its governing corporate legislation as a corporation, and its by-laws, if any, and (ii) with respect to any other Person which is an artificial body other than a corporation, the organization and governance documents of such Person; in each case as amended and supplemented from time to time;

“Disclosure Record” means all information circulars, prospectuses (including preliminary prospectuses), annual information forms, offering memoranda, financial statements, material change reports and news releases filed and made public by the Company with the Exchange and all securities regulatory authorities in each Reporting Jurisdiction during the 24 months preceding the date hereof;

“Environmental Laws” means all federal, provincial, state, municipal, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other Authorizations, as well as common law, civil law and other jurisprudence or authority, in each case, domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, direction, certificate, approval, consent, registration, licence or other Authorization of any kind held or required to be held in connection with any Environmental Matters;

“Environmental Matters” means:

(a)	any condition or substance, heat, energy, sound, vibration, radiation or odour that may affect any component of the earth and its surrounding atmosphere or affect human health or any plant, animal or other living organism; and

(b)	any waste, toxic substance, contaminant or dangerous good or the deposit, release or discharge of any thereof into any component of the earth and its surrounding atmosphere;

“Estimated Investor Expenses” means the Investor Expenses estimated by the Investor as of the day immediately prior to Closing;

“Exchange” means the Toronto Stock Exchange and each successor thereto;

“Exercise Price” shall have the meaning set out in the recitals hereto;

“Financial Statements” means the consolidated financial statements of the Company, including the notes thereto, contained in the Disclosure Record.

“Finder” means a finder, agent, financial advisor or other Person engaged to find or act as agent on behalf of purchasers of or subscribers for, or proposed purchasers of or subscribers for, securities of the Company or to otherwise identify potential investors in, or lenders to, or any other potential sources of debt, revenue or financial benefit (including, for greater certainty, off-take arrangements) for the Company, in return for compensation including cash and/or securities of the Company;

“Governmental Authority” means each national, state, provincial, county, municipal or other such governmental or public authority, including their authorized administrative bodies, courts, tribunals, commissions and agents, which have legal jurisdiction over a Person or a matter relevant to this Agreement;

“Hazardous Materials” has the meaning attributed to such term in Section 3.1(bb) hereof;

“IFRS” means international financial reporting standards, approved by the International Accounting Standards Board or any successor thereto (“IASB”), as at the date on which any calculation or determination is required to be made, provided that, in accordance with such international financial reporting standards, where the IASB includes a recommendation concerning the treatment of any accounting matter, such recommendation shall be regarded as the only international financing reporting standard;

“Indebtedness” has the meaning given to such term in the Bridge Loan Agreement.

“Investor Expenses” means the costs and expenses of the Investor and RCF associated with the purchase of the Units, including (a) the fees and expenses of the Investor’s and RCF’s legal counsel and technical consultants; (b) fees and expenses incurred in connection the Investor’s and RCF’s evaluation of the Company and the Project, and (c) out of pocket expenses incurred by the Investor, and shall include, for greater certainty, any such fees and expenses incurred by the Investor in connection with the Bridge Loan Agreement and related matters which have not been reimbursed prior to the Closing Date;

“Material Adverse Effect” means, when used with reference to any event or circumstance, any event or circumstance which has had, or could reasonably be expected to have, a material adverse effect on:

(a)	the business, operations, prospects, operations, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole;

(b)	the ability of the Company to perform its obligations when due under this Agreement or any of the other Placement Documents; or

(c)	the validity or enforceability of this Agreement or any other Placement Document;

“Material Contract” means any contract to which the Company is a party which contains terms and conditions which, if amended or upon breach, termination, non-renewal or non-performance thereof, could reasonably be expected to have a Material Adverse Effect or a Project Material Adverse Effect, and any contract that relates to the construction, implementation, development, acquisition, expansion or processing of the Project;

“Net Proceeds” means the Purchase Price minus the Estimated Investor Expenses;

“NI 45-106” means National Instrument 45-106 - Prospectus and Registration Exemptions;

“Offering” means the issuance and sale of the by the Company of the Securities for the Purchase Price;

“Offering Jurisdictions” means the Province of British Columbia and the United States;

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, or corporation with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

“Placement Documents” means this Agreement, the Amended and Restated Investor Agreement and the certificate(s) representing the Warrants;

“Project” means the Prairie Creek advanced-staged zinc-lead-silver mine of the Company located adjacent to the Nahanni National Park Reserve in the Northwest Territories of Canada;

“Project Material Adverse Effect” means, when used with reference to any event or circumstance, any event or circumstance which has had, or could reasonably be expected to have, a material adverse effect on the development, construction, improvement or process of the Project, including in respect of any infrastructure related to the Project or the access to or egress from the Project;

“Purchase Price” shall have the meaning set out in the recitals hereto;

“RCF” means Resource Capital Fund VI L.P.;

“Relevant Jurisdiction” means, from time to time, any jurisdiction in which the Company has material property or assets, or in which it carries on material business and, for the purposes of this Agreement, includes British Columbia, Canada and the Northwest Territories, Canada;

“Reporting Jurisdictions” means all of the jurisdictions in which the Company is a “reporting issuer”;

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in the Offering Jurisdictions, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulators in the Offering Jurisdictions, and the policies of the Exchange;

“Securities” means collectively, the Units, the Shares, the Warrants and the Warrant Shares;

“Shares” means the previously unissued Common Shares of the Company forming part of the Units;

“Taxes” means all present or future taxes, assessments, rates, levies, imposts, deductions, withholdings, dues, duties, fees and other charges of any nature, including any interest, fines, penalties or other liabilities with respect thereto, imposed, levied, collected, withheld or assessed by any Governmental Authority (of any jurisdiction), and whether disputed or not;

“Termination Date” means July 31, 2018;

“Time of Closing” means 9:00 a.m. EST (or such later time as the parties hereto agree) on the Closing Date;

“Units” shall have the meaning set out in the recitals hereto;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant Shares” means the previously unissued Common Shares which will be issued upon the exercise of the Warrants; and

“Warrants” means the transferable common share purchase warrants of the Company forming part of the Units, in substantially the form set out in Schedule D hereto, each whole Warrant entitling the Subscriber to purchase a Warrant Share up to December 31, 2018 at a price of $0.25 per Warrant Share.

1.2	Rules of Construction

In this Agreement:

(a)	the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an “Article”, “Section” or “Schedule” followed by a number or letter refer to the specified Article or Section of or Schedule to this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word “including” is deemed to mean “including without limitation”;

(f)	the terms “party” and the “parties” refer to a party or the parties to this Agreement;

(g)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(h)	any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i)	unless otherwise indicated, all dollar amounts refer to Canadian dollars;

(j)	any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(k)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3	Time of Essence

Time shall be of the essence of this Agreement.

1.4	Governing Law and Submission to Jurisdiction

(a)	This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of British Columbia and the federal laws of Canada applicable in that province.

(b)	Each of the parties irrevocably and unconditionally (i) submits to the nonexclusive jurisdiction of the courts of the Province of British Columbia over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.5	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.6	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein.

1.7	Schedules and Appendices

The following Schedules are attached to and form an integral part of this Agreement:

Schedule A	–	Representation Letter
Schedule B	–	Registration and Delivery Instructions
Schedule C	–	Investor Information
Schedule D	–	Form of Warrant Certificate
Schedule E	–	Form of Amended and Restated Investor Agreement
Schedule F	–	Form of Legal Opinion

ARTICLE 2

PURCHASE OF UNITS

2.1	Investment in Company

On the terms and subject to the conditions of this Agreement, the Investor agrees on the date hereof to subscribe for and purchase from the Company, and the Company agrees to issue from treasury and sell to the Investor, the Units for the Purchase Price. The Purchase Price will be satisfied by the Investor on Closing as follows:

(a)	set-off against the outstanding balance due to RCF under the Bridge Loan Agreement (including the principal amount of the Bridge Loan Facility and all accrued interest and fees thereunder as at the Closing Date);

(b)	retention by the Investor of the Estimated Investor’s Expenses; and

(c)	payment of the Cash Component by the Investor to the Company at the Time of Closing.

All expenses denominated in U.S. dollars will be converted to Canadian dollars based on the closing day exchange rate published by Bloomberg on the day prior to the date of payment.

2.2	Use of Proceeds

The Company acknowledges and agrees that the Net Proceeds shall be used by the Company to repay the Bridge Loan Facility, including all accrued interest thereunder, which amount shall be deducted by the Investor from the Net Proceeds, and the balance of the Net Proceeds shall be applied to additional engineering and permitting works of the Project and for general working capital.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor as of the date hereof that:

(a)	the Company has been duly incorporated and organized under the laws of its jurisdiction of incorporation and is validly existing and is current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation to maintain its corporate existence and has all requisite corporate power to carry on its business as now conducted and to own, lease or operate its property, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b)	the Company has full power and capacity to enter into each of the Placement Documents, to issue the Securities and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof, and the Company has taken all necessary corporate action to duly authorize the creation, execution, delivery and performance of each of the Placement Documents and to observe and perform the provisions of such Placement Documents in accordance with the provisions thereof;

(c)	the Placement Documents will create valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the qualifications that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, dissolution or other laws of general application relating to or affecting the rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered;

(d)	the entry into and the performance of its obligations under each Placement Document is in its best interests and for a proper purpose;

(e)	except for the approvals contemplated by Section 5.2(h), none of the execution and delivery of the Placement Documents, the compliance by the Company with the provisions of the Placement Documents, the issue and sale of the Units by the Company or the consummation of the transactions contemplated herein, does or will: (i) require the consent, approval, Authorization, order or agreement of, or registration or qualification with, any Governmental Authority, court, stock exchange, securities regulatory authority or other Person, except for filing required by applicable securities laws and the filings required by, and the approval of, the Exchange; (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of the properties or assets thereof is bound; or (iii) conflict with or result in any breach or violation of any provisions of, or constitute a default under the articles or by-laws of the Company or any resolution passed by the directors (or any committee thereof) or shareholders of the Company, or any statute or any judgment, decree, order, rule, policy or regulation of any court, Governmental Authority, any arbitrator, stock exchange or securities regulatory authority applicable to the Company or any of the properties or assets thereof (including the Exchange), which, in the case of any matter referred to in (ii) or (iii), could reasonably be expected to have a Material Adverse Effect or a Material Project Adverse Effect;

(f)	the outstanding shares of the Company are listed and posted for trading on the Exchange;

(g)	except as disclosed in the Disclosure Record, the Company does not own, beneficially or of record, or exercise control or direction over, any shares (or other ownership interests) of any Person;

(h)	the authorized share structure of the Company consists of an unlimited number of Common Shares of which 266,111,543 Common Shares are issued and outstanding as at the date of this Agreement;

(i)	except as disclosed in the Disclosure Record, no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement, for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Company;

(j)	the Company is licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary and is carrying on the business thereof in compliance with all Applicable Law, rules and regulations of each such jurisdiction;

(k)	except as disclosed in the Disclosure Record, the Company has conducted and is conducting its business in compliance in all material respects with Applicable Law and possesses all Authorizations issued by the appropriate Governmental Authority necessary to carry on the business currently carried on by it, is in compliance in all material respects with the terms and conditions of all such Authorizations, and the Company has not received any notice of the modification, revocation or cancellation of, any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such Authorization (save in respect of any such notice, intention or proceeding which the Company is disputing in good faith and pursuant to appropriate proceedings diligently conducted);

(l)	the Company is a reporting issuer or the equivalent in the Reporting Jurisdictions and is in compliance with its obligations under the Applicable Securities Legislation of such jurisdictions and of the Exchange in all material respects and is not included in any list of defaulting reporting issuers maintained by the securities commission of such jurisdictions;

(m)	no order, ruling of suspending the sale or ceasing the trading in any securities of the Company nor prohibiting the sale of such securities has been issued by any securities regulatory authority to and is outstanding against the Company or its directors, officers or promoters and no investigations or proceedings for such purposes have been threatened or are pending or contemplated;

(n)	there is not any material change, as defined in the Applicable Securities Legislation, relating to the Company, which has not been fully disclosed in accordance with the requirements of the Applicable Securities Legislation and the policies of the Exchange;

(o)	the Company has not incurred any Indebtedness or guaranteed the obligations of any Person except as disclosed in its most recent annual and quarterly Financial Statements;

(p)	any and all of the agreements and other documents and instruments pursuant to which the Company holds the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof. The Company is not in default of any of the provisions of any such agreements, documents or instruments in any material respect, and there has been no material default under any lease, licence or claim pursuant to which the Company derives the interests thereof in such property and assets. None of the real properties (or any interest in, or right to earn an interest in, any property) of the Company is subject to any right of first refusal or purchase or acquisition right, except as set out in the base metal and precious metal net smelter returns royalties agreement dated May 31, 2013 between Sandstorm Gold Ltd. (as the successor by assignment of Sandstorm Metals & Energy Ltd.) as royalty holder and the Company as owner;

(q)	except as qualified by the Disclosure Record, the Company is the legal and beneficial owner of the properties, business and assets referred to as being owned by it in the Disclosure Record;

(r)	the Company holds either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which the Project or any other property is located, in respect of the ore bodies and minerals located in properties in which it has an interest as described in the Disclosure Record (including the Project) under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which the Company has an interest or right have been validly located and recorded in accordance with Applicable Law in all material respects and are valid and subsisting, the Company has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company has an interest as described in the Disclosure Record granting the Company the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company, with only such exceptions as do not materially interfere with the use made by the Company of the rights or interests so held and each of the proprietary interests or rights;

(s)	the Company owns or has the right to use under license, sub-license or otherwise all material intellectual property used by it in its business, including copyrights, industrial designs, trade marks, trade secrets, know how and proprietary rights, free and clear of any and all encumbrances;

(t)	except as disclosed in the Company’s most recent annual and quarterly Financial Statements, there are no royalty obligations or similar obligations applicable to the properties of the Company;

(u)	the Company has not approved entering into any agreement in respect of (i) the sale of any property material to the Company, or assets or any interest therein or the sale, transfer or other disposition of any property material to the Company, or assets or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares or otherwise, in each case outside of the ordinary course of its business; or (ii) any Change of Control;

(v)	no portion of the Disclosure Record contains an untrue statement of a material fact as of the date thereof nor does it omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

(w)	the Financial Statements are in accordance with the Business Corporations Act (British Columbia), including giving a true and fair view of the consolidated entity’s financial position as at the date thereof comply with IFRS, and no adverse material changes in the financial position of the Company has taken place since the date thereof;

(x)	the Company does not have any material liabilities, fixed or contingent, that are not reflected in the Financial Statements;

(y)	the Company’s auditors are independent chartered accountants and have participant status with the Canadian Public Accountability Board as required under Applicable Securities Legislation and there has never been a reportable disagreement (within the meaning of National Instrument 51-102) between the Company and its auditors;

(z)	the Company has in all respects complied with all continuous disclosure obligations under Applicable Securities Legislation and the rules and regulations of the Exchange and, without limiting the generality of the foregoing, there has not occurred a material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Company and its Subsidiaries (taken as a whole) which has not been publicly disclosed on a non-confidential basis; the information and statements in the Disclosure Record were true and correct at the time such documents were filed and contained no misrepresentation as of the respective dates of such information and statements; the Disclosure Record conformed in all respects to Applicable Securities Legislation at the time such documents were filed and the Company has not filed any confidential material change reports which remain confidential as at the date hereof;

(aa)	except as contained in the Disclosure Record, all Taxes, duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto due and payable by the Company have been paid, except any non-payment that would not reasonably be expected to have a Material Adverse Effect. Except as contained in the Disclosure Record, all tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings were, at the time of filing, complete and accurate in all respects and no fact or facts have been omitted therefrom which could make any of them misleading. Except as contained in the Disclosure Record, there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company and no examination of any tax return of the Company is currently in progress (save in respect of any issue, dispute or examination which the Company is disputing in good faith and pursuant to appropriate proceedings diligently conducted);

(bb)	except as disclosed publicly by the Company in its routine disclosures under Applicable Securities Legislation (i) the Company is not in violation of any Environmental Laws including laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum by-products (collectively, “Hazardous Materials”) or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; (ii) the Company has all material Authorizations required under any applicable Environmental Laws and the Company is in material compliance with such Authorizations; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company; and (iv) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to any Environmental Laws, which, in each case in respect of any matter referred to in (i) to (iv), could reasonably be expected to have a Material Adverse Effect;

(cc)	the Company has been and is continuing to operate its businesses in compliance with all applicable employment laws and there are no legal proceedings nor any threatened legal proceedings, against the Company pursuant to any applicable employment laws which in each case could reasonably be expected to have a Material Adverse Effect. There are no outstanding decisions, orders or settlements or pending settlements under any applicable employment laws which place any obligation upon any of the Company to do or refrain from doing any act and which could reasonably be expected to have a Material Adverse Effect. The Company is up to date in the payment of all material premiums or assessments under applicable workers compensation or other worker safety legislation applicable in the Relevant Jurisdictions, and the Company is not subject to any special assessment or penalty under any such legislation which could reasonably be expected to have a Material Adverse Effect;

(dd)	the assets of the Company and its businesses and operations are insured against loss or damage with insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, such coverage is in full force and effect, and the Company has not failed to promptly give any notice of any material claim thereunder. There are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(ee)	the Company is not in violation of any material term of its Constating Documents. The Company is not in violation of any term or provision of any agreement, indenture or other instrument applicable to it which could reasonably be expected to result in any Material Adverse Effect, and there is no action, suit, proceeding or investigation commenced, pending or threatened which, either in any case or in the aggregate, could reasonably be expected to result in any Material Adverse Effect or which places, or could place, in question the validity or enforceability of this Agreement, or any document or instrument delivered, or to be delivered, by the Company pursuant hereto;

(ff)	the Company is not in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are subject that could reasonably be expected to have a Material Adverse Effect, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Company is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could reasonably be expected to have a Material Adverse Effect;

(gg)	the Company has not committed any act of bankruptcy nor is it insolvent and the Company has not proposed a compromise or arrangement to its creditors generally, has not had a petition or receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceedings with respect to a compromise or arrangement, has not taken any proceedings to have a receiver appointed for any of its property and has not had any execution or distress become enforceable or become levied upon any of its property;

(hh)	there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the Company’s knowledge, threatened against or adversely affecting the Company or to which any of its property or assets is subject, at law or equity, or before or by any Governmental Authority and the Company is not subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii)	to the best of the knowledge of the Company, the Company and no director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Corruption of Foreign Public Officials Act (Canada), the US Foreign Corrupt Practices Act of 1977 or any other similar laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official, employee or other Person;

(jj)	the Company is not in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC, nor is the Company a Sanctioned Person or a Sanctioned Entity nor does it have assets located in Sanctioned Entities, derive revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, or do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or a Sanctioned Entity in violation of any anti- terrorism laws. No proceeds of the Offering will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity;

(kk)	the Company has complied with applicable Securities Laws in connection with the offer, sale and issuance of the Securities;

(ll)	all of the Shares to be sold by the Company hereunder have been, or will by the Time of Closing be, upon payment therefore as contemplated in Section 2.1, duly authorized and issued as fully paid and non-assessable Common Shares, and will have been issued in compliance with all applicable Laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Company any Common Shares, or other security of the Company, or any security convertible into, or exercisable for, Common Shares or any other such security;

(mm)	the Warrants have been, or prior to the Closing Date will be, duly and validly authorized and created and will, at the Time of Closing, be validly issued;

(nn)	the Warrant Shares have been, or prior to the Closing Date will be, duly and validly authorized and reserved for issuance and, upon due and valid exercise of the Warrants in accordance with their terms the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares. All Warrant Shares will be issued in compliance with all applicable Laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Company any Common Shares, or other security of the Company, or any security convertible into, or exercisable for, Common Shares or any other such security;

(oo)	the Company is not a party or subject to any agreement or understanding, and to the knowledge of the Company there is no agreement between any shareholders that affects or relates to the voting or control of any of the Company’s securities. The Company has not granted any registration rights or similar rights with respect to its securities to any person;

(pp)	other than stock options, compensation units and warrants described in the Disclosure Records and 2,500,000 incentive stock options granted to Don MacDonald, no person has any agreement, option, warrant, right or other security or conversion privilege issued or granted by the Company or any of its Affiliates that is exercisable or convertible into, or exchangeable for, or otherwise carries the right of the holder to purchase or otherwise acquire Common Shares, including pursuant to one or more multiple exercises, conversions and/or exchanges (collectively, “Convertible Securities”) or to require the Company to purchase, redeem or otherwise acquire any of its issued and outstanding shares, except Warrants to be issued pursuant to the Offering;

(qq)	the technical report for the Project complies in all material respects with the provisions of National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

(rr)	the Company is not a party to any agreement with any broker, Finder or financial or investment advisor in respect of this Agreement and the Company does not and will not owe any compensation, including the issue of securities, to any broker, Finder or financial or investment advisor in respect of this Agreement;

(ss)	as of the date of this Agreement, the Company is a “foreign issuer” as defined (as defined in Regulation S under the U.S. Securities Act”); and

(tt)	the Company has not engaged in any “directed selling efforts” as defined in Regulation S under the U.S. Securities Act in connection with the Offering.

3.2	Representations and Warranties of the Investor

The Investor represents, warrants and covenants to the Company (and acknowledges that the Company and its counsel, are relying thereon) that both at the date hereof and at the Time of Closing:

(a)	it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Company which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Units;

(b)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display and the internet) with respect to the distribution of the Units;

(c)	it understands that the Units are being offered for sale only on a “private placement” basis in reliance upon the exemption from registration under the U.S. Securities Act afforded by Section 4(a)(2) thereof and that the sale and delivery of the Units is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) the Investor is restricted from using most of the civil remedies available under securities legislation, (ii) the Investor may not receive information that would otherwise be required to be provided to it under securities legislation, and (iii) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

(d)	it is purchasing the Units as principal for its own account, not for the benefit of any other Person, for investment only and not with a view to the resale or distribution of all or any of the Securities, it is resident in, was offered the Units in and executed this Agreement in the jurisdiction of Denver, Colorado, and it is an institutional “accredited investor” that meets the requirements set forth in Rule 501(a)1, 2, 3 or 7 of Regulation D under the U.S. Securities Act and has concurrently executed and delivered a Representation Letter in the form attached to this Agreement as Schedule A;

(e)	it certifies that it is not resident in any province or territory of Canada and it acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; and

(ii)	there is no government or other insurance covering the Securities; and

(iii)	there are risks associated with the purchase of the Securities; and

(iv)	there are restrictions on the Investor’s ability to resell the Securities and it is the responsibility of the Investor to find out what those restrictions are and to comply with them before selling the Securities; and

(v)	the Company has advised the Investor that the Company is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell securities through a Person registered to sell securities under the Securities Act (British Columbia) and other Applicable Securities Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia) and other Applicable Securities Legislation, including statutory rights of rescission or damages, will not be available to the Investor; and

(vi)	the certificate representing the Securities will be endorsed with legends stating that the Securities will be subject to restrictions on resale in accordance with Applicable Securities Legislation;

(f)	it undertakes and agrees that it will not resell the Securities, except in accordance with the provisions of Applicable Securities Legislation;

(g)	it pre-existed the offering of the Units and has a bona fide business purpose other than the investment in the Units and was not created, formed or established solely or primarily to acquire the Units, or to permit the purchase of the Units without a prospectus, in reliance on an exemption from the prospectus requirements of Applicable Securities Legislation;

(h)	it has the legal capacity to enter into and be bound by this Agreement and further certifies that all necessary approvals of directors, trustees, fiduciaries, shareholders, partners, stakeholders, holders of voting securities or otherwise have been given and obtained;

(i)	the entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Investor, or if the Investor is not a natural Person, any of such Person’s constating documents, or any agreement to which such Person is a party or by which it is bound;

(j)	this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Investor;

(k)	it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities and is able to, and agrees to, bear the economic risk of loss of its investment;

(l)	no Person has made to the Investor any written or oral representations (i) that any Person will resell or repurchase the Securities (except in accordance with the articles of the Company), or (ii) that any Person will refund the purchase price of the Securities, or (iii) as to the future price or value of the Securities;

(m)	the Purchase Price which will be advanced by the Investor to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Investor acknowledges that the Company may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and the Investor’s subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge (i) none of the subscription funds to be provided by the Investor (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a Person or entity who has not been identified to the Investor, and (ii) it shall promptly notify the Company if the Investor discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith;

(n)	the Investor has been encouraged to obtain independent legal, income tax and investment advice with respect to this subscription for Units and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Investor for purposes of giving representations, warranties and covenants under this Agreement.

3.3	Survival of Representations and Warranties

The representations and warranties of a party herein shall survive the Time of Closing until the date that is 24 months after the Time of Closing, unless bona fide notice of a claim that a representation or warranty was incorrect shall have been made in writing before such date, in which case the representation or warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of the claim, notwithstanding any investigation made by or on behalf of the party entitled to rely on such representation or warranty. Notwithstanding the foregoing, a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or fraudulent misrepresentation may be made at any time following the date of this Agreement, subject only to applicable limitation periods imposed by applicable Law.

3.4	Legends

The Investor acknowledges that the certificates representing the Shares, the Warrants and, if applicable, the certificates representing the Warrant Shares will bear a legend in substantially the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●, 2018” [the date which is four months and one day after the applicable Closing Date will be inserted]

and also acknowledges that the certificates representing the Shares, Warrants and, if applicable, the certificates representing the Warrant Shares may bear a legend in substantially the following form and with the necessary information inserted if required by the policies of the Exchange:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND FOR THE WARRANTS: AND ANY SECURITIES ISSUED ON THE EXERCISE OF SUCH SECURITIES] MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ●, 2018.” [the date which is four months and one day after the applicable Closing Date will be inserted]

provided that subsequent to the date which is four months and one day after the Closing Date the certificates representing the Shares or Warrants or, if applicable, the certificates representing the Warrant Shares, may be exchanged for certificates bearing no such legends.

The Investor also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions; that it is solely responsible for complying with such restrictions; and that the Company is not responsible for ensuring compliance by the Investor of the applicable resale restrictions.

The Company agrees to take such actions and execute such documents as may be reasonably requested by the Investor or the Company’s transfer agent to promptly remove any legends in accordance with applicable law restricting transferability of the Common Shares placed on share certificates issued in relation to the Offering (if any), subject to and in compliance with applicable securities laws (including U.S. and Canadian securities laws). If a legal opinion is required by the Company’s transfer agent for legend removal, the Investor may request that the Company provide such opinion or the Investor may elect to obtain the opinion from counsel of its choosing, reasonably acceptable to the Company, and, in either event, the Company shall pay the reasonable cost of issuing such opinion on the Investor’s behalf, the Investor shall provide such supporting documentation for such legal opinion as may be reasonably requested by counsel.

3.5	Material Changes

The Company agrees that if, between the date of this Agreement and the Time of Closing, a material change (actual, anticipated, contemplated or threatened, financial or otherwise), as defined in Applicable Securities Legislation, occurs in respect of the Company, or a change in a material fact occurs of which the Company becomes aware, the Company will as soon as practicable notify the Investor in writing, setting forth the particulars of such change.

ARTICLE 4

INDEMNITY

4.1	General

(a)	The Company agrees to indemnify, defend, and hold harmless, the Investor, RCF and the partners therein, the officers, directors, shareholders, employees and agents of RCF Management L.L.C. (collectively the “Indemnified Persons”) from and against any and all losses, claims, demands, damages, liabilities, and other expenses of any kind to which any Indemnified Person may become subject to (collectively “Claims”), insofar as such Claims (or actions or other proceedings commenced or threatened in relation thereto) arise out of or in any way relate to or result from any misrepresentation by or wrongful act of the Company in connection with this Agreement, and to reimburse each Indemnified Person for any legal or other expenses incurred in connection with investigating, preparing to defend, or defending against any Claims (whether or not such Indemnified Person is a party to any action or proceeding out of which any such expenses arise). The Company will not, however, be responsible for any Claims that are determined by final and non-appealable judgment or court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person in bad faith or from such Indemnified Person’s gross negligence, fraud or willful misconduct. The Investor shall not be liable to any person, firm, corporation or other legal entity, including the Company for consequential damages that may be alleged as a result of this Agreement, the activities contemplated herein or by the proposed transactions.

(b)	The Investor covenants and agrees that it shall, and shall use reasonable efforts to cause any other Indemnified Person to, co-operate fully with the Company in the investigation and defense of any proceeding arising in connection with the proposed transactions.

(c)	Promptly after receipt of notice of the commencement of any legal proceeding against any Indemnified Person or after receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Indemnified Person will notify the Company in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Company, will keep the Company advised of the progress thereof and will discuss with the Company all significant actions proposed.

(d)	The Company shall be entitled to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Company notifying the Indemnified Person in writing of its election to assume the defence and retaining counsel, the Company shall not be liable to the indemnified party for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, it will provide copies of all relevant documentation to the Indemnified Person, will keep the Indemnified Person advised of the progress thereof and will discuss with the Indemnified Person all significant actions proposed. Any law firm retained by the Company pursuant to this Section 4.1 is subject to approval by the Investor, acting reasonably.

ARTICLE 5

CLOSING

5.1	Closing

The Closing for the purchase and sale of the Units shall be held at the offices of DuMoulin Black LLP, at the Time of Closing or such other date and time as the parties hereto agree (the “Closing Date”).

5.2	Company Closing Deliveries and Investor Conditions

The Investor’s obligation to purchase the Securities at the Time of Closing shall be subject to the following conditions:

(a)	Representation; Covenants.

(i)	Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as and when made and at and as of the Time of Closing as though such representations and warranties were made at and as of the Time of Closing.

(ii)	All covenants, agreements and conditions of the Company contained in this Agreement to be completed prior to the Time of Closing shall have been performed or completed in all material respects by the Company.

(b)	Delivery of Opinions.

(i)	The Investor shall have received at the Time of Closing a favourable legal opinion dated at Closing, in form and substance satisfactory to the Investor, from Canadian counsel to the Company, addressed to the Investor, as to the laws of Canada and British Columbia which counsel may rely upon as to matters of fact on certificates of the auditors of the Company, government officials, public and stock exchange officials and officers of the Company, with respect to the matters set forth on Schedule F, assuming completion of the Closing.

(ii)	The Investor shall have received at the Time of Closing a title opinion dated at Closing, in form and substance satisfactory to the Investor, from counsel to the Company, addressed to the Investor, in respect of the Project.

(c)	Delivery of Certificates.

(i)	The Investor shall have received at the Time of Closing a certificate dated at Closing, addressed to the Investor and signed by the Company’s Chief Executive Officer, Chief Financial Officer or such other officer of the Company acceptable to the Investor, with respect to the constating documents of the Company, all resolutions of directors relating to this Agreement, the incumbency and specimen signatures of signing officers of the Company.

(ii)	The Investor shall have received at the Time of Closing a certificate dated at Closing, addressed to the Investor and signed on behalf of the Company by the Company’s Chief Executive Officer, Chief Financial Officer or such other officer of the Company acceptable to the Investor, certifying for and on behalf of the Company, after having made due inquiry, that:

A.	since the date of this Agreement, that, (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets of the Company, and (B) no transaction has been entered into by the Company which is material to the Company;

B.	no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Securities, or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, after due inquiry, contemplated or threatened under applicable Securities Laws or by any other regulatory authority;

C.	the Company has complied with the terms and conditions of this Agreement on its part to be complied with up to and as of the Time of Closing;

D.	the representations and warranties of the Company contained in this Agreement and in any certificate or other document delivered pursuant to or in connection with this Agreement are accurate in all material respects as of the Time of Closing with the same force and effect as if made at and as of the Time of Closing after giving effect to the transactions contemplated by this Agreement;

E.	other than as contemplated herein there has been no change in the Company’s total issued and outstanding Common Shares, on a non- diluted and fully diluted basis, since the date of this Agreement; and

F.	such other matters as the Investor may reasonably request.

(iii)	The Company will deliver to the Investor a certificate of status and/or compliance (or the equivalent), where issuable under applicable law, for the Company, dated within one day of Closing.

(d)	Budget Approval.

(i)	Prior to the Time of Closing, the Company shall develop a budget detailing the hard and soft costs associated with the development of the Project and all related improvements through to December 31, 2018, which budget shall have been approved by the Company and the Investor.

(e)	Appointment of Chief Executive Officer.

(i)	Prior to the Time of Closing, the Board of Directors of the Company shall have appointed Mr. Robert (Don) MacDonald to the position of President and Chief Executive Officer of the Company.

(f)	Amended and Restated Investor Agreement.

(i)	The Company shall deliver to the Investor a copy of the Amended and Restated Investor Agreement duly executed by the Company.

(g)	Technical and ESG Committees.

(i)	Prior to the Time of Closing, the Company shall have established and held meetings of the technical committee and the environmental and social governance (“ESG”) committee contemplated in the Amended and Restated Investor Agreement.

(h)	Approvals.

(i)	The TSX shall have conditionally approved the transactions contemplated herein, subject only to the delivery of customary post-closing documentation.

(ii)	The shareholders of the Company shall have approved the issuance of the Securities.

(i)	ESG and Permitting Review.

(i)	The Company shall have hired consultant(s) acceptable to Investor to perform an ESG and permitting review and analysis of the Project.

5.3	Investor Closing Deliveries

The Investor acknowledges and agrees that the obligations of the Company shall be subject to the following conditions:

(a)	Approvals.

(i)	The TSX shall have conditionally approved the transactions contemplated herein, subject only to the delivery of customary post-closing documentation.

(ii)	The shareholders of the Company shall have approved the issuance of the Securities.

(b)	Representations; Covenants.

(i)	Each of the representations and warranties made by the Investor herein (including representations and warranties made in any schedule attached hereto, as applicable) shall be accurate in all material respects as of the Time of Closing with the same force and effect as if made at and as of the Time of Closing.

(ii)	All covenants, agreements and conditions of the Investor contained in this Agreement to be completed prior to the Time of Closing shall have been performed or completed in all material respects by the Investor.

(c)	Deliveries. The Investor shall deliver or cause to be delivered to the Company, payment of the Cash Component.

(d)	Discharge of Obligations. Concurrently with the set-off against the outstanding balance due to the Investor under the Bridge Loan Agreement on Closing as described in Section 2.1(a):

(i)	discharge in full by RCF of all of the obligations owing by the Company to it under and in connection with the Bridge Loan Agreement; and

(ii)	termination by RCF of the Mortgage, Charge and Security Agreement between the Investor and the Company dated December 20, 2017, and initiation of proceedings by RCF to release and discharge all charges on property charged pursuant to such agreement.

5.4	Termination

In the event that the Closing does not occur on or before the Termination Date as a result of any of the conditions set forth in Section 5.2 not being satisfied by such date, the Investor shall have the right to terminate this Agreement. In the event that the Closing does not occur on or before the Termination Date as a result of any of the conditions set forth in Section 5.3 not being satisfied by such date, the Company shall have the right to terminate this Agreement.

ARTICLE 6

INVESTOR EXPENSES

6.1	Expense Reimbursement

(a)	The Investor shall deliver at the Closing Time an invoice to the Company setting out the Estimated Investor Expenses, and such amount shall be deducted from the Purchase Price.

(b)	The Investor shall, within sixty days of the Closing Date, deliver an itemized invoice to the Company setting out the Investor Expenses actually incurred by the Investor.

(c)	If the Investor Expenses set out in the invoice delivered pursuant to Section 6.1(b) exceed the Estimated Investor Expenses the difference shall be payable by the Company to the Investor in accordance with Section 6.1(e) below.

(d)	If the Estimated Investor Expenses exceed the Investor Expenses set out in the invoice delivered pursuant to Section 6.1(b), the difference shall be payable by the Investor to the Company in accordance with Section 6.1(e) below.

(e)	Any amount payable by the Company or the Investor, as applicable, under this Section 6.1 shall be paid by way of certified cheque or wire transfer in favour of the relevant party within five Business Days after the invoice referred to in Section 6.1(a) has been delivered to the Company.

(f)	In the event that the Closing does not occur on or before the Termination Date as a result of the failure of any of the conditions set forth in Section 5.2 not being satisfied by such date, the Company shall pay to Investor on demand all of the Investor Expenses and such obligation shall survive the termination of this Agreement.

ARTICLE 7

ADDITIONAL COVENANTS

7.1	General

The Company hereby covenants and agrees with the Investor as follows:

(a)	the Company will forthwith undertake a broad environmental and permitting review and analysis of the Project with a scope and engagement to be agreed with the Investor, by consultants to be appointed prior to Closing, with a target to be completed by September 30, 2018, and the Company will expand the engagement of necessary consultants to assist in the management of the current and future risks identified by the environmental and permitting review and analysis; and

(b)	the Company will complete a compensation and benefits review in 2018 with a scope and engagement to be agreed with the Investor.

7.2	Survival

The covenants of the Company in this Article 7 shall survive the Closing.

ARTICLE 8

GENERAL PROVISIONS

8.1	Notices

(a)	Any notice or other communication that is required or permitted to be given hereunder shall be in writing and shall be validly given if delivered in person (including by courier service) or transmitted by fax as follows:

(i)	in the case of the Investor:

RCF VI CAD LLC

Suite 200, 1400 Sixteenth Street

Denver, Colorado

80202 USA

Attention:	Catherine Boggs
Fax Number:	(720) 946-1444

(ii)	in the case of the Company:

Canadian Zinc Corporation

650 West Georgia Street, Suite 1710

Vancouver, British Columbia V6B 4N9

Attention:	John Kearney
Fax Number:	(604) 688-2043

(b)	Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. (Toronto time) at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c)	Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 8.1.

8.2	Investor Acknowledgement

The Investor acknowledges that this Agreement and the schedules hereto require the Investor to provide certain personal information to the Company. Such information is being collected by the Company for the purposes of completing the Offering, which includes, without limitation, determining the Investor’s eligibility to purchase the Units under Applicable Securities Legislation, preparing and registering certificates representing the Units to be issued to the Investor and completing filings required by any stock exchange or securities regulatory authority. The Investor’s personal information will be included in closing books prepared in connection with the Offering and may be disclosed by the Company to: (i) stock exchanges and/or securities regulatory authorities (including the OSC and BCSC, as defined below); (ii) the Company’s registrar and transfer agent; (iii) Canadian tax authorities; (iv) any of the other parties involved in the Offering, including legal counsel; and (v) other parties subsequent to the Offering, including legal counsel, reviewing closing books prepared in connection with the Offering. By executing this Agreement, the Investor:

(a)	consents to the foregoing collection, use and disclosure of the Investor’s personal information;

(b)	consents to the filing of copies or originals of any of the Investor’s documents delivered in connection with this Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby and expressly consents to the collection, use and disclosure of the Investor’s personal information by the Toronto Stock Exchange for the purposes identified by such exchange, from time to time; and

(c)	acknowledges that it has been notified by the Company that the personal information of the Investor required under Form 45-106F1 (i) will be delivered by the Company to the securities regulatory authority or regulator in the local jurisdiction(s), (ii) is being collected on behalf of and used by the securities regulatory authority or regulator under the authority granted in securities legislation for the purposes of the administration and enforcement of such securities legislation, (iii) will not be placed on the public file of any securities regulatory authority or regulator and (iv) may be made available if freedom of information legislation so requires the securities regulatory authority or regulator to make this information available if requested. The Investor further acknowledge that it has been informed by the Company that, if the Investor has any questions about the collection and use of this information, it may contact the securities regulatory authority or regulator in the local jurisdiction(s) where the report is filed, at the address(es) listed at the end of Form 45-106F1. The address for the BC Securities commission is:

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

1-604-899-6854

1-800-373-6393

8.3	Further Assurances

Each of the parties hereto shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

8.4	Amendments

No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

8.5	Assignment

No party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other parties; provided that Investor may assign this Agreement to an affiliate for tax purposes.

8.6	Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

8.7	No Partnership

Nothing in this Agreement or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other parties.

8.8	Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (whether by facsimile, email, or other electronic means), with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF this Agreement has been executed by the parties.

CANADIAN ZINC CORPORATION

By:	//Signed//
Name:
Title:

RCF VI CAD LLC

By:	//Signed//
Name:
Title:

SCHEDULE A

REPRESENTATION LETTER

TO:	CANADIAN ZINC CORPORATION (the “Company”)

(Capitalized terms not specifically defined in this Schedule have the meaning ascribed to them in the

Subscription Agreement to which this Schedule is attached)

In connection with the execution by the undersigned Investor of the Subscription Agreement of which this Representation Letter forms a part, the undersigned Investor hereby represents, warrants, covenants and certifies to the Company that:

1.	It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment.

2.	The Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities.

3.	It is acquiring the Securities as principal for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities.

4.	It understands the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements and that the Securities cannot be resold, pledged or otherwise transferred, directly or indirectly, unless they are registered under the U.S. Securities Act or unless an exemption or exclusion from registration thereunder is available.

5.	It satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

_________	a bank as defined in section 3(a)(2) of the U.S. Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the U.S. Securities Act; an investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the United States Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 where the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_________	a private business development company as defined in section 202(a)(22) of the United States Investment Advisers Act of 1940;

_________	an organization described in section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a limited liability company or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_________	a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

_________	an entity in which all of the equity owners meet the requirements of at least one of the above categories;

6.	It has not purchased the Securities as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D under the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

7.	If it decides to offer, sell, pledge or otherwise transfer any of the Securities, it will not offer, sell, pledge or otherwise transfer any of such Securities, directly or indirectly, unless:

(a)	the transfer is made pursuant to registration of the Securities under the U.S. Securities Act;

(b)	the transfer is to the Company;

(c)	the transfer is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(d)	the transfer is made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and, in either case, in accordance with any applicable state securities or “blue sky” laws; or

(e)	the Securities are transferred in any other transaction that does not require registration under the U.S. Securities Act or any applicable state securities or “blue sky” laws; and

it has prior to any transfer pursuant to subsection (d) or (e) (and if required by the Company or the registrar and transfer agent for the Securities, subsection (b)) furnished to the Company an opinion of counsel or other evidence reasonably satisfactory to the Company to such effect.

8.	Upon the original issuance of the Securities, until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Securities (and any certificates issued in exchange or substitution for the Securities) will bear a legend, in addition to the legends set out in the Subscription Agreement, in substantially the form as follows:

“THE SECURITIES REPRESENTED HEREBY [for Warrants, include: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CANADIAN ZINC CORPORATION (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS, IN THE CASE OF (C)(I) OR (D) ABOVE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

If Investor is eligible to transfer the Securities outside the United States in accordance with Rule 904 of Regulation S, a new certificate, which will constitute “good delivery” in settlement of transactions on Canadian stock exchanges, will be made available to the Investor upon provision by the Investor of a declaration in the form attached as Appendix A or in such other form that is acceptable to the Company, together with any other evidence, which may include a legal opinion reasonably satisfactory in form and substance to the Company, required by the Company or the registrar and transfer agent for the Securities.

If any of the Securities are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Company, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

The Company agrees to take such actions and execute such documents as may be reasonably requested by the Investor or the Company’s transfer agent to promptly remove any legends in accordance with applicable law restricting transferability of the Common Shares placed on share certificates issued in relation to the Offering (if any), subject to and in compliance with applicable securities laws (including U.S. and Canadian securities laws). If a legal opinion is required by the Company’s transfer agent for legend removal, the Investor may request that the Company provide such opinion or the Investor may elect to obtain the opinion from counsel of its choosing, reasonably acceptable to the Company, and, in either event, the Company shall pay the reasonable cost of issuing such opinion on the Investor’s behalf, the Investor shall provide such supporting documentation for such legal opinion as may be reasonably requested by counsel.

9.	It understands and acknowledges that the Company is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission (the “SEC”) or with any state securities administrator any registration statement in respect of resales of the Securities in the United States.

10.	It understands and agrees that there may be material tax consequences to the Investor of an acquisition, holding or disposition of the Securities. The Company gives no opinion and makes no representation with respect to the tax consequences to the Investor under United States, state, local or foreign tax law of the undersigned’s acquisition, holding or disposition of such Securities and the Investor acknowledges that it is solely responsible for determining the tax consequences of its investment. In particular, no determination has been made whether the Company is, or will be, a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

11.	It understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian IFRS, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

12.	It consents to the Company making a notation on its records or giving instructions to any transfer agent for the Securities in order to implement the restrictions on transfer set forth and described in this Schedule A.

13.	It understands that the Securities are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and that the U.S. Securities Act and the rules of the SEC provide that the Investor may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption or exclusion from registration under the U.S. Securities Act, and the Investor understands that the Company has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder) or state securities laws. Accordingly, the Investor understands that absent registration, under the rules of the SEC, or a valid exemption therefrom, the Investor may be required to hold the Securities indefinitely. As a consequence, the Investor understands that it must be able to bear the economic risks of the investment in the Securities for an indefinite period of time.

14.	It understands and acknowledges that the Company (i) is not obligated to remain a “foreign issuer” (as defined in Regulation S under the U.S. Securities Act; (ii) may not, at the time the Securities are resold by it or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions that could cause the Company not to be a foreign issuer.

15.	It understands that (i) the Company may be deemed to be an issuer that has been at any time previously, or may in the future be deemed to be, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if the Company is at any time deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the 1933 Act may not be available for resales of the Securities, and (iii) the Company is not obligated to make Rule 144 under the 1933 Act available for resales of the Securities;

16.	It understands and agrees that the certificates representing the Warrants, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

17.	it understands and agrees that the Warrants may not be exercised by or on behalf of a “U.S. person” (as that term is defined under Rule 902(k) of Regulation S under the U.S. Securities Act) or a person in the United States unless an exemption is available from the registration requirements of the 1933 Act and the securities laws of all applicable states, and the holder has furnished an opinion of counsel satisfactory to the Company to such effect; provided, however, that the Investor will not be required to furnish an opinion of counsel in connection with its exercise of the Warrants solely for its own account, at a time when it remains an institutional “accredited investor” that meets the requirements set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act;

18.	Upon execution of this Schedule A by the undersigned Investor, this Schedule A and Appendix A hereto shall be incorporated into and form a part of the Subscription Agreement to which this Schedule is attached.

Dated: ______________, 2018

Print name of Investor

By:
Signature

Print name of Signatory (if different from the Investor)

Title

APPENDIX A

TO SCHEDULE “A” Declaration

for removal of legend

To:	Computershare Investor Services Inc., as Registrar and Transfer Agent for the Shares of Canadian Zinc Corporation (the “Company”).

And To:	The Company

The undersigned (a) acknowledges that the sale of the securities of the Company to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (b) certifies that (1) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the 1933 Act) of the Company or acting on behalf of an affiliate of the Company, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was or will be executed in, on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (within the meaning of Rule 902(c) of Regulation S under the 1933 Act) in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities of the Company, (6) the undersigned is not a “distributor” (as that term is defined in Rule 902(d) of Regulation S under the 1933 Act) or an affiliate of a distributor or acting on behalf of any of the foregoing, and (7) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. The undersigned in making such sale has complied with (a) Rule 904(b) of Regulation S and (b) all applicable state securities laws. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

X

Date	Authorized signatory (if Holder is not an individual)

X

Signature of individual (if Holder is an individual)	Name of authorized signatory (please print)

Name of Holder (please print)	Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, ____________________________ (the “Seller”), dated _____________________, with regard to our sale, for such Seller’s account, of the _____________________ shares of common shares, represented by certificate number _______________ (the “Shares”), of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) at the time the buy order was or will be originated, the buyer was outside the United States, or the Seller and any person acting on its behalf reasonably believed that the buyer was outside of the United States or the transaction was or will be executed on or through the facilities of The Toronto Stock Exchange, (C) neither we, nor any person acting on our behalf, engaged in any “directed selling efforts” (within the meaning of Rule 902(c) of Regulation S under the 1933 Act) in connection with the offer and sale of such securities and (D) we have complied with the provisions of Rule 904(b) of Regulation S, if applicable, in connection with the sale of the Shares by the Seller. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

Name of Firm	Date

By:
Authorized officer

SCHEDULE B

REGISTRATION AND DELIVERY INSTRUCTIONS

Delivery: Please deliver the certificates representing the Units to:

Name

Account reference, if applicable

Contact name

Address, including postal code

Telephone number

2.	Registration: The certificates representing the Units which are to be delivered at Closing should be registered as follows:

Name

Account reference, if applicable

Address, including postal code

Words and terms herein with the initial letter or letters thereof capitalized and defined in the Subscription Agreement shall have the meanings given to such capitalized words and terms in the Subscription Agreement.

SCHEDULE C

INVESTOR INFORMATION

Investor’s Present Holdings:

The Investor represents that securities of the Company presently owned (beneficially, directly or indirectly) by the Investor or over which the Investor exercises control or direction, are as follows (please indicate “nil” if you do not currently own or control any securities of the Company):

Type of Securities Presently Owned	Number or Amount

The Investor represents that the Investor is ☐ or is not ☐ (check one) an insider of the Company

(as defined below).

The Investor represents that the Investor is ☐ or is not ☐ (check one) a promoter of the Company

(as defined below).

The Investor represents that the Investor is ☐ or is not ☐ (check one) a registrant (as defined below).

“insider” means: (a) a director or an officer of an issuer; (b) a director or an officer of a person that is itself an insider or a subsidiary of an issuer; (c) a person that has (i) beneficial ownership of, or control or direction over, directly or indirectly, or (ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of an issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; (d) an issuer that has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security; (e) a person designated as an insider in an order made under the Securities Act (British Columbia); or (f) a person that is in a prescribed class of persons;

“promoter” means a person who (a) acting alone or in concert with one or more other persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (b) in connection with the founding, organization or substantial reorganization of the business of the issuer, directly or indirectly receives, in consideration of services or property or both, 10% or more of a class of the issuer’s own securities or 10% or more of the proceeds from the sale of a class of the issuer’s own securities of a particular issue, but does not include a person who (c) receives securities or proceeds referred to in paragraph (b) solely (i) as underwriting commissions, or (ii) in consideration for property, and (d) does not otherwise take part in founding, organizing or substantially reorganizing the business; and

“registrant” means a person registered or required to be registered under the Securities Act (British Columbia).

SCHEDULE D

FORM OF WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [Insert date that is four months and a day from the closing date].

WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [Insert date that is four months and a day from the closing date].

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CANADIAN ZINC CORPORATION (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS, IN THE CASE OF (C)(I) OR (D) ABOVE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (VANCOUVER TIME) ON DECEMBER 31, 2018 AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANTS TO PURCHASE COMMON SHARES OF

CANADIAN ZINC CORPORATION

Certificate No: [●]

Dated: [●], 2018	50,000,000 Warrants

THIS CERTIFIES that, for value received, RCF VI CAD LLC (the “Holder”), is the registered holder of 50,000,000 warrants (the “Warrants”) which entitle the Holder, subject to the terms and conditions set forth in this warrant certificate (this “Certificate”), to purchase from Canadian Zinc Corporation (the “Company”), up to 50,000,000 common shares of the Company (the “Shares”) at any time commencing on the date hereof and continuing up to 5:00 p.m. (Vancouver time) on December 31, 2018 (the “Time of Expiry”), on payment of the exercise price per Share of CDN$0.25 (the “Exercise Price”). The number of Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

1.	Exercise of Warrants.

1.1.	Election to Purchase. The Warrants evidenced by this Certificate may be exercised by the Holder in whole or in part, subject to the above, and in accordance with the provisions hereof by delivery of an election to purchase in substantially the form attached hereto as Schedule “A” (the “Election to Purchase”), properly completed and executed, together with payment of the Exercise Price by certified cheque, bank draft or money order payable to the order of the Company for the number of Shares specified in the Election to Purchase at the principal office of the Company or such other address in Canada as may be notified in writing by the Company. In the event that the rights evidenced by this Certificate are exercised in part, the Company shall, upon delivery of this Certificate for cancellation, contemporaneously with the issuance of the Shares issuable on the exercise of the Warrants so exercised, issue to the Holder a certificate on identical terms as this Certificate in respect of that number of Warrants in respect of which the Holder has not exercised the rights evidenced by this Certificate.

1.2.	Exercise. The Company shall, on the date it receives a duly executed Election to Purchase and the Exercise Price for the number of Shares specified in the Election to Purchase (the “Exercise Date”), issue that number of Shares specified in the Election to Purchase as fully paid and non-assessable common shares in the capital of the Company.

1.3.	Certificates. As promptly as practicable after the Exercise Date and, in any event, within three (3) business days (for purposes hereof, business day means any day that the banks in Vancouver, British Columbia are open for business) of receipt of the Election to Purchase and the Exercise Price for the number of Shares specified in the Election to Purchase, the Company shall issue and deliver to the Holder, registered in such name or names as the Holder may direct or if no such direction has been given, in the name of the Holder, a certificate or certificates for the number of Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

1.4.	Legending. All certificates issued in exchange for or in substitution of this Certificate and all certificates issued upon the exercise of the Warrants evidencing the Shares (and any certificates issued in exchange or in substitution thereof) shall bear the following legends, unless such exchange, substitution or issuance occurs subsequent to [Insert date that is four months and a day from the closing date]:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE [Insert date that is four months and a day from the closing date].”

and if required,

WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [Insert date that is four months and a day from the closing date].

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The Warrants and the Shares issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. Accordingly, the Warrants and the Shares issuable upon exercise hereof may not be offered or sold, directly or indirectly, in the United States, or to or for the account or benefit of a U.S. person or a person in the United States, except pursuant to registration under the U.S. Securities Act and the applicable securities laws of all applicable states or available exemptions therefrom. The Warrants may not be exercised by or on behalf of a U.S. person or person in the United States unless the Warrants and the Shares issuable upon exercise of the Warrants have been registered under the U.S. Securities Act and the applicable securities legislation of any such state or an exemption from such registration requirements is available. “United States” and “U.S. person” are as defined by Regulation S under the U.S. Securities Act (“Regulation S”). The Holder hereby agrees and consents by acceptance hereof that all certificates representing Shares acquired upon exercise of the Warrants by, or for the account or benefit of, U.S. persons or persons in the United States shall have the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CANADIAN ZINC CORPORATION (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS, IN THE CASE OF (C)(I) OR (D) ABOVE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

provided, that if the Shares are being sold under clause (B) above and the Company continues to qualify as a “foreign issuer” within the meaning of Regulation S at the time of issuance of such Shares, the legend set forth above may be removed by providing a declaration to the Company and its registrar and transfer agent in the form attached hereto as Schedule “B” or such other evidence of exemption as the Company or its registrar and transfer agent may from time to time prescribe (which may include an opinion satisfactory to the Company and its registrar and transfer agent (the Company shall bear the costs of such legal opinion)), to the effect that the sale of the Shares is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act; provided further, that if any of the Shares are being sold pursuant to Rule 144 of the U.S. Securities Act, if available, and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Company’s registrar and transfer agent of an opinion satisfactory to the Company and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws. The Company shall bear the costs of such legal opinion.

1.5.	Not a Shareholder. Nothing contained in this Certificate shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of common shares of the Company or any other right or interest except as herein expressly provided.

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1.6.	Fractional Shares or Warrants. No fractional Shares shall be issued upon exercise of any Warrants and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Shares issued upon such exercise. If any fractional interest in a Share would, except for the provisions of the first sentence of this Section 1.6, be deliverable upon the exercise of Warrants, the Company shall, in lieu of delivering the fractional Share therefor, pay to the Holder an amount in cash equal to the Exercise Price multiplied by such fractional interest.

1.7.	Shares to be Reserved. The Company will at all times keep available, and reserve if necessary under British Columbia law, out of its authorized common shares, solely for the purpose of issue upon the exercise of the Warrants, such number of Shares as are then issuable upon the exercise of the Warrants. The Company covenants and agrees that all Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Company will take all such actions as may be necessary to ensure that all such Shares may be so issued without violation of any applicable requirements of any exchange upon which the common shares of the Company may be listed or in respect of which the common shares of the Company are qualified for unlisted trading privileges. The Company will take all such actions that are within its power to ensure that all such Shares may be so issued without violation of any applicable law.

1.8.	Issue Tax. The issuance of certificates for Shares upon the exercise of Warrants shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

2.	Certain Adjustments. The Exercise Price and number of Shares issuable upon exercise of this Certificate are subject to adjustment from time to time as set forth in this Section 2.

2.1.	Offering to Shareholders. If and whenever at any time after the date hereof the Company fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding common shares under which such holders are entitled to subscribe for or purchase common shares or securities exchangeable for or convertible into common shares where:

(i)	the right to subscribe for or purchase common shares, or the right to exchange securities for or convert securities into common shares, expires not more than 45 days after the date of such issue (the period from the record date to the date of expiry being herein in this Section 2.1 called the “Rights Period”); and

(ii)	the cost per common share during the Rights Period (inclusive of any cost of acquisition of securities exchangeable for or convertible into common shares in addition to any direct cost of Shares) (for the purposes of this Section 2.1 called the “Per Share Cost”) is less than 95% of the Current Market Price (as defined below) of the common shares on the record date,

(any of such events being called a “Rights Offering”), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(A)	the numerator of which is the aggregate of:

(a)	the number of common shares outstanding as of the record date for the Rights Offering; and

(b)	a number determined by dividing the product of the Per Share Cost and:

(i)	where the event giving rise to the application of this section 2.1 was the issue of rights, options or warrants to the holders of common shares under which such holders are entitled to subscribe for or purchase additional common shares, the number of common shares so subscribed for or purchased during the Rights Period, or

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(ii)	where the event giving rise to the application of this section 2.1 was the issue of rights, options or warrants to the holders of common shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into common shares, the number of common shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the price per share equal to the weighted average price at which the common shares of the Company have traded in board lots on the Toronto Stock Exchange (“TSX”) or, if the common shares of the Company are not then listed on the TSX, on such stock exchange on which such shares are listed as may be selected by action of the directors of the Company for such purpose or, if not listed on any stock exchange, in the over-the-counter market, during a period of 30 consecutive trading days commencing not more than 45 trading days before such date and ending not less than three trading days before the applicable record date (the “Current Market Price”) as of the record date for the Rights Offering; and

(B)	the denominator of which is:

(a)	in the case described in subparagraph 2.1(A)(b)(i), the number of common shares outstanding, or

(b)	in the case described in subparagraph 2.1(A)(b)(ii), the number of common shares that would be outstanding if all the common shares described in subparagraph 2.1(A)(b)(ii) had been issued,

as at the end of the Rights Period.

Such adjustments shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of common shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon exercise of such rights or warrants, as in case may be.

2.2.	Special Distributions. If and whenever at any time prior to the Time of Expiry, the Company fixes a record date for the distribution to all or substantially all the holders of its common shares of:

(i)	shares of any class, whether of the Company or any other corporation;

(ii)	rights, options or warrants;

(iii)	evidence of indebtedness; or

(iv)	other assets or property;

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and if such distribution does not constitute a Rights Offering or does not consist of rights, options or warrants entitling the holders of common shares of the Company to subscribe for or purchase common shares of the Company, Participating Shares or Convertible Securities (as defined below) for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”), the Exercise Price will be adjusted effective immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, the numerator of which is the volume weighted average trading price for a five-day period commencing on the “ex-distribution” date, and the denominator of which is the volume weighted average trading price for a five-day period ending immediately prior to the “ex-distribution” date.

Any common shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

2.3.	Subdivision or Consolidation of Shares.

(i)	In the event the Company shall, prior to the Time of Expiry, subdivide its outstanding common shares of the Company into a greater number of shares (either directly or by way of stock dividend or other distribution of the common shares of the Company payable in common shares of the Company, Participating Shares (as hereinafter defined) or Convertible Securities (as hereinafter defined)), the Exercise Price in effect immediately prior to such subdivision shall on the effective date in the case of a subdivision or on the record date in the case of a stock dividend be proportionately reduced as of the effective date of such event, and conversely, in case the outstanding common shares of the Company are consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased as of the effective date of such event. Any proportionate adjustment in the Exercise Price shall consider the number of outstanding common shares of the Company and outstanding Participating Shares. The number of outstanding common shares of the Company and outstanding Participating Shares shall include the deemed conversion into or exchange for common shares of the Company or Participating Shares or Convertible Securities distributed by way of stock dividend or other such distribution.

(ii)	Upon each adjustment of the Exercise Price as provided in this section 2.3, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

2.4.	Change or Reclassification of Shares. In the event the Company changes or reclassifies its outstanding common shares of the Company into a different class of securities, the rights evidenced by the Warrants shall be adjusted as of the effective date of such event as follows so as to apply to the successor class of securities:

(i)	the number of the successor class of securities which the Holder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Shares subject to the unexercised Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

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(ii)	the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the unexercised Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of shares determined in section 2.4(i) hereof.

If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this section 2 with respect to the rights and interests thereafter of the Holder of the Warrants to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

2.5.	Pro Rata Distributions. If the Company, at any time while the Warrants are outstanding, distributes to holders of common shares (i) evidences of its indebtedness, (ii) any security (other than a distribution of common shares covered by Section 2.2), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then upon any exercise of the Warrants that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that the Holder would have been entitled to receive in respect of such number of Shares had the Holder been the recorded holder of such Shares immediately prior to such record date. The provisions of this Section 2.5 shall not apply to dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, (iii) warrants or similar rights to purchase any shares of the Company or property or other assets of the Company provided that the value of such dividends does not in such financial year exceed the greater of: (i) 150% of the aggregate amount of dividends paid by the Company on the Shares in the 12-month period ending immediately prior to the first day of such financial year, and (ii) 100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada).

2.6.	Participating Shares and Convertible Securities. For the purpose of this Section 2: (i) “Participating Share” means a share (other than a common share of the Company) that carries the right to participate in earnings to an unlimited degree; (ii) “Convertible Security” means a security convertible into or exchangeable for a common share of the Company or a Participating Share or both; and (iii) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

2.7.	Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price (collectively, an “Adjustment”), then and in each such case, forthwith but no later than fourteen (14) days thereafter, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Shares subject to the Warrants resulting from such Adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of any disputes, disagreements, controversies or questions arising from or related to the Adjustment (in each case, a “Dispute”) the Company will endeavour to settle such Dispute to the satisfaction of the Company and the Holder, both acting reasonably. Any Dispute that is not settled to the satisfaction of the Company and the Holder, both acting reasonably, will be conclusively determined by a firm of independent chartered accountants (who may be the Company's auditors) and shall be binding upon the Company and the Holder. The Company hereby covenants to give any such firm of independent chartered accountants access to all necessary records of the Company. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

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2.8.	No Adjustment. No adjustment in the Exercise Price or in the number of Shares shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price then in effect or unless the number of Shares to be issued would change by at least 1/100th of a Share, provided, however, that any adjustments, which, except for the provisions of this Section 2.8 would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

3.	General Covenants of the Company

3.1.	The Company covenants with the Holder that so long as any Warrants remain outstanding:

(a)	it is duly authorized to enter into and perform its obligations under this Certificate;

(b)	all things necessary have been done and performed to create the Warrants and to make the Warrants and this Certificate legal, valid and binding upon the Company with the benefits and subject to the terms of this Certificate;

(c)	it will at all times maintain its corporate existence;

(d)	it will use reasonable commercial efforts to maintain the listing of its common shares on the TSX and to have the Shares issued pursuant to the exercise of the Warrants listed and posted for trading on the TSX as expeditiously as possible;

(e)	it will reserve and keep available a sufficient number of Shares for issuance upon the exercise of Warrants;

(f)	it will cause the Shares from time to time subscribed for pursuant to the Warrants issued by the Company hereunder, in the manner herein provided, to be duly issued in accordance with the Warrants and the terms hereof;

(g)	it will cause the certificates representing the Shares from time to time to be acquired pursuant to the Warrants in the manner herein provided, to be duly issued and delivered in accordance with the Warrants and the terms hereof;

(h)	it will issue all Shares upon exercise of the rights provided for herein as fully paid and non-assessable common shares;

(i)	it will use commercially reasonable efforts to maintain its status as a “reporting issuer” not in default of the requirements of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec and New Brunswick until the Time of Expiry;

(j)	generally, the Company will well and truly perform and carry out all the acts and things to be done by it as provided in this Certificate;

(k)	it will promptly advise the Holder in writing of any default under the terms of this Certificate;

(l)	if, in the opinion of counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities administrator or any other step is required under any federal or provincial law of Canada before the Shares may be issued or delivered to the Holder or resold by such Holder, the Company covenants that it will use commercially reasonable efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances; and

(m)	it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Certificate.

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4.	Replacement

4.1.	Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Certificate), the Company will issue to the Holder a replacement certificate (containing the same terms and conditions as this Certificate).

5.	Transfer of Warrant

5.1.	Subject to the provisions hereof, applicable securities legislation and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the TSX, or such other stock exchange as the Shares may then be listed and posted for trading on, the Warrants represented by this Certificate and the rights thereunder are transferable by the registered holder by surrendering to the Company at the office set forth herein this certificate, together with such transfer form that may be required by the Company (acting reasonably). If less than all of the Warrants represented are transferred, the holder shall be entitled to receive a certificate on identical terms in respect of that number of Warrants.

5.2.	The Warrants may be offered, sold, pledged or otherwise transferred only: (A) to the Company, (B) pursuant to an effective registration statement under the U.S. Securities Act, (C) in accordance with Rule 144A under the U.S. Securities Act, if available, and in compliance with applicable state securities laws, (D) outside the United States in accordance with the provisions of Regulation S under the U.S. Securities Act, if available, or (E) in a transaction that does not otherwise require registration under the U.S. Securities Act or any applicable state securities laws. Provided, that if any of the Warrants are being sold in accordance with Rule 904 of Regulation S under the U.S. Securities Act, the legend may be removed by providing a declaration to the registrar and transfer agent in the form attached hereto as Schedule “B”, together with any other evidence, which may include an opinion of counsel of recognized standing reasonably satisfactory to the Company (and the Company shall bear the cost of any such legal opinion), to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act; provided further, that if any of Warrants, are being sold pursuant to Rule 144 of the U.S. Securities Act, if available, the legend may be removed by delivering to the Company and the Company’s transfer agent an opinion of counsel of recognized standing in form and substance satisfactory to the Company, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act. The Company shall bear the costs of such legal opinion.

6.	Exchange of Warrants

6.1.	Certificates may be exchanged for certificates in any other denomination representing in the aggregate an equal number of Warrants as the number of Warrants represented by the certificate(s) being exchanged. The Company shall sign all certificates necessary to carry out the exchanges contemplated herein. Any certificates tendered for exchange shall be surrendered to the Company and cancelled.

7.	Expiry Date

7.1.	The Warrants shall expire and all rights to purchase Shares hereunder shall cease and become null and void at the Time of Expiry.

8.	Inability to Deliver Common Shares

8.1.	If for any reason, other than the failure or default of the Holder, the Company is unable to issue and deliver the Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Shares covered by this Certificate, the Company may pay, at its option and in complete satisfaction of its obligations hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price (as defined herein) of such securities issuable hereunder on the Exercise Date. For the purpose of this section 8.1 only,

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“Current Market Price” means closing trading price for the Company’s common shares (in this section, the “Common Shares”) (or, as applicable, other securities of the Company) on the Exercise Date on the TSX, or, if the Common Shares (or other securities) in respect of which a determination of current market price is being made are not listed on the TSX on any stock exchange on which the Company’s shares are then listed, or if the Common Shares (or other securities) in respect of which a determination of Current Market Price is being made are not listed on any stock exchange, the Current Market Price shall be determined by the Company’s auditors, whose determination, absent manifest error, shall be conclusive.

9.	Governing Law

9.1.	The laws of the Province of British Columbia and the federal laws of Canada applicable therein shall govern this Certificate and the Warrants.

10.	Successors

10.1.	This Certificate shall enure to the benefit of and shall be binding upon the Holder and the Company and their respective successors.

10.2.	In the case of the consolidation, amalgamation, arrangement or merger of the Company with another corporation (“Successor Corporation”), the Successor Corporation shall be bound by all of the provisions hereof including the due and punctual performance of all covenants of the Company and forthwith following the occurrence of such event, the Successor Corporation resulting from such consolidation, amalgamation, arrangement or merger (if not the Company) shall expressly assume, by supplemental certificate satisfactory in form to the Holder and executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Company.

11.	Warrants to Rank Pari Passu.

11.1.	All Warrants shall rank pari passu, whatever may be the actual date of issue of same.

12.	Time of Essence.

12.1.	Time shall be of the essence hereof.

IN WITNESS WHEREOF this Certificate has been duly executed by a duly authorized signing officer of the Company as of the date first above written.

CANADIAN ZINC CORPORATION

Per:
Authorized Signing Officer

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SCHEDULE “A” ELECTION

TO PURCHASE

The undersigned, being the holder of a warrant certificate issued by Canadian Zinc Corporation (the “Company”) ___________ on , 2018, hereby irrevocably elects to exercise the number of Warrants set out below for the number of Shares as set forth below:

(a) Number of Warrants to be Exercised:

(b) Number of Shares to be Acquired:

(c) Exercise Price per Warrant:	CDN$0.25

(d) Aggregate Purchase Price [(a) multiplied by (c)]	CDN$

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.

As at the time of exercise hereunder, the undersigned represents, warrants and certifies as follows:

☐	(A)	the undersigned holder at the time of exercise of the Warrants is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrants on behalf of, or for the account or benefit of a U.S. person and did not execute or deliver this Election to Purchase Form in the United States; OR

☐	(B)	The undersigned holder (i) is exercising the Warrants solely for its own account, (ii) it was on the date it acquired the Warrants, and is on the date of exercise of the Warrants, an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act) and (iii) the representations, warranties and covenants set forth in the subscription agreement provided to the Company on the undersigned holder’s acquisition of the Warrants continue to be true and correct; OR

☐	(C)	the undersigned holder is in the United States or is a “U.S. person” and has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) to the effect that, with respect to the Shares to be delivered upon exercise of this Warrant, the issuance of such securities has been registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Certificates representing Shares will not be registered or delivered to an address in the United States unless Box (B) or Box (C) above is checked and the requirements in connection therewith have been satisfied. Certificates representing Shares issued upon exercise of Warrants pursuant to Box (B) or Box (C) above will bear a U.S. restrictive legend.

If any Shares represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Share certificate(s).

DATED this ___ day of __________________, 20___.

(Registered Holder- Print)

(Per:)
Witness (if Registered Holder is an individual)		(Signature of Registered Holder)

Direction as to Registration

Name:

Address:

Number of Shares:

Election to Purchase Instructions:

1.	In order to exercise the Warrants evidenced by the within Certificate, the registered holder of the Warrants must provide to the Company at its principal office at 650 West Georgia Street, Suite 1710, PO Box 11644, Vancouver, British Columbia V6B 4N9, Attn: Corporate Secretary with: (i) the Certificate; (ii) this Election to Purchase duly completed and executed; and (iii) a certified cheque, bank draft, wire transfer or cash for the aggregate purchase price of the Shares.

2.	The signature of the Holder must be the signature of the person whose name appears on the front of the Certificate or a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder, or a duly authorized signing officer in the case of a corporation.

3.	If this Election to Purchase is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

2

SCHEDULE “B”

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

To:	Computershare Trust Company of Canada, as Registrar and Transfer Agent for the Shares of Canadian Zinc Corporation (the “Corporation”).

And To: The Corporation

The undersigned (a) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or another “designated offshore securities market” and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities of the Corporation and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

X
Date	Authorized signatory (if Holder is not an individual)

X
Signature of individual (if Holder is an individual)	Name of authorized signatory (please print)

Name of Holder (please print)	Official capacity of authorized signatory (please print)

Affirmation by Seller's Broker-Dealer

(Required for sales pursuant to Section (b)(2)(B) above)

We have read the foregoing representations of our customer, __________ (the "Seller") dated __________ , with regard to the sale, for such Seller's account, of __________ common shares (the "Securities") of the Corporation represented by certificate number ______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Name of Firm

By:
Authorized Officer

Dated:	________________20____.

2

SCHEDULE E

FORM OF AMENDED AND RESTATED INVESTOR AGREEMENT

AMENDED AND RESTATED

INVESTOR AGREEMENT

THIS AGREEMENT made as of the __ day of _________, 2018

AMONG:

CANADIAN ZINC CORPORATION, a corporation organized and existing under the laws of British Columbia

(hereinafter referred to as the “Company”)

AND:

RCF VI CAD LLC

(hereinafter referred to as the “Investor”)

AND:

RESOURCE CAPITAL FUND VI L.P.

(hereinafter referred to as “RCF”)

WHEREAS RCF, an Affiliate of the Investor, and the Company had previously entered into that certain Investor Agreement dated December 21, 2017 (the “Original Investor Agreement”);

AND WHEREAS the Investor and the Company have entered into a subscription agreement with respect to a C$20 million placement of units of the Company to the Investor dated May [●], 2018 (the “Subscription Agreement”);

AND WHEREAS a condition to the Investor’s obligations under the Subscription Agreement is that the Company and the Investor enter into this Agreement, which amends, restates, replaces and supercedes the Original Investor Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the parties agree as follows:

1.	Definitions and Interpretation

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

“Affiliate” has the meaning given thereto in the Securities Act;

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

“Board” means the board of directors of the Company, as duly appointed from time to time;

“Budget” means the annual cost budget detailing the hard and soft costs associated with the development and construction of the Project (as applicable) and all related improvements;

“Business Day” means any day other than Saturday, Sunday or a statutory holiday when banks are not open in Denver, Colorado or Vancouver, British Columbia;

“Credit Agreement” means the credit agreement dated December 21, 2017 between the Investor, as lender, and the Company, as borrower, in respect of a U.S. $10,000,000 senior secured bridge facility;

“Director” means a director of the Company for the time being and reference to action by the Directors means action by the directors as a board or action by a committee of the Board as a committee;

“Equity Financing” means any proposed issuance of Equity Securities, directly or indirectly, for cash or cash equivalents, by the Company after the date of this Agreement;

“Equity Securities” means, with respect to the Company, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and non- voting) of, the Company’s capital, whether outstanding on the date hereof or issued after the date hereof, including any rights, warrants, options or other rights exchangeable for or convertible into any of the foregoing;

“Exchange” means the Toronto Stock Exchange and each successor thereto;

“Governmental Authority” means each national, state, provincial, county, municipal or other such governmental or public authority, including their authorized administrative bodies, courts, tribunals, commissions and agents, which have legal jurisdiction over a Person or a matter relevant to this Agreement;

“Investor’s Percentage” means the percentage calculated by multiplying 100 by a fraction, the numerator of which is the total amount of the outstanding common shares of the Company held by the Investor, its Affiliates and its Related Parties, and the denominator of which is the total outstanding common shares of the Company;

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, or corporation with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

“Project” means the Prairie Creek advanced-staged zinc-lead-silver mine of the Company located in the Northwest Territories of Canada;

“Project Financing” means indebtedness or other financing in respect of the construction, development or improvement of the Project;

“Related Party” means, with respect to the Investor, any fund or Person that is a direct or indirect investor in the Investor or its Affiliates, any Person that is managed by the same investment advisor(s) as the Investor or its Affiliates, any trust of which the Investor or any of its Affiliates is a trustee, any partnership of which the Investor or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, the Investor or any of its Affiliates;

“Securities Act” means the Securities Act (British Columbia); and

“Subsidiary” has the meaning attributed to such term in the Business Corporations Act (British Columbia).

2.	Headings

The division of this Agreement into articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

3.	Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor as of the date hereof that:

(a)	Power and Capacity: it has full power and capacity to enter into this Agreement and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof, and it has taken all necessary corporate action to duly authorize the creation, execution, delivery and performance of this Agreement and to observe and perform the provisions of this Agreement in accordance with the provisions hereof;

(b)	Enforceability: this Agreement will create valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms;

(c)	Due Performance: the entry into and the performance of its obligations under this Agreement is in its best interests and for a proper purpose; and

(d)	Non-Conflict: other than approval of the Exchange and, if required by the Exchange, shareholder approval for the placement contemplated by the Subscription Agreement, none of the execution and delivery of this Agreement, the compliance by the Company with the provisions of this Agreement or the consummation of the transactions contemplated herein, does or will:

(i)	require the consent, approval, authorization, order or agreement of, or registration or qualification with, any Governmental Authority, court, stock exchange, securities regulatory authority or other Person;

(ii)	conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of the properties or assets thereof is bound; or

(iii)	conflict with or result in any breach or violation of any provisions of, or constitute a default under the articles or by-laws of the Company or any resolution passed by the directors (or any committee thereof) or shareholders of the Company, or any statute or any judgment, decree, order, rule, policy or regulation of any court, Governmental Authority, any arbitrator, stock exchange or securities regulatory authority applicable to the Company or any of the properties or assets thereof.

4.	Participation by the Investor in Equity Financing

Subject to compliance with Applicable Law, including, if required, the approval of the Exchange, from and after the date of this Agreement and for so long as the Investor’s Percentage is at least 10%, the Investor shall have the following rights in respect of any Equity Financing:

(a)	the right, but not the obligation, to participate, in such Equity Financing up to the extent required to allow the Investor to maintain the same Investor’s Percentage that it possessed immediately prior to the announcement of such Equity Financing such that, if fully exercised, the Investor does not suffer any equity dilution (the “Participation Right”); and

(b)	the right, but not the obligation, to subscribe for any Equity Securities issued in connection with such Equity Financing not taken up by other investors or subscribers to enable the Investor to increase its equity ownership percentage in the Company (the “Top-up Right”).

If the Company intends or proposes to, or enters into documentation purporting to issue or authorize an Equity Financing, then in each case:

(i)	Notice of Financing: the Company shall first provide written notice of such Equity Financing to the Investor, as soon as possible, but in any event on or prior to the earlier of 10 Business Days prior to the expected completion date of such Equity Financing, and the date on which the Company files a preliminary prospectus or other offering document in connection with such Equity Financing, including a detailed summary of the material terms and conditions of such Equity Financing, together with any other information that the Investor may thereafter reasonably request in respect of the same;

(ii)	Election Right of Investor: if the Investor wishes to exercise its Participation Right or Top-up Right, as the case may be, the Investor must provide the Company with written notice that it is exercising its Participation Right or its Top-up Right, as the case may be, before the earlier of (A) five (5) Business Days after the date of receipt by the Investor of notice of such Equity Financing from the Company pursuant to paragraph (i) above, and (B) 48 hours after public announcement of such Equity Financing if such Equity Financing is a “bought deal” public offering (or 24 hours in the event that the Investor elects to exercise its Top-up Right and such exercise would require shareholder approval under Applicable Law); failing which, the Investor shall be deemed to have elected not to exercise its rights under this paragraph 4;

(iii)	Flow-Through Shares: to the extent that such Equity Financing involves the issuance of common shares in the Company that will be issued as “flow-through shares” (as defined in subsection 66(15) of the Income Tax Act (Canada)), at a price per share that reflects a premium associated with a flow-through designation, and the Investor elects to participate in such offering, the Company agrees to negotiate in good faith the price at which such flow-through shares will be issued to the Investor, taking into consideration that any benefits received by a purchaser of flow-through shares will not be received by the Investor;

(iv)	Completion of Equity Financing: if the Investor notifies the Company of its election to exercise its Participation Right or Top-up Right pursuant to paragraph (ii) above, the Company shall use all commercially reasonable efforts, including, but not limited to, promptly making all required filings with the Exchange or any other applicable securities regulator, commission or authority and paying all fees in connection therewith, to obtain any Exchange or regulatory approvals required in respect of the issuance of Equity Securities to the Investor in respect of such Equity Financing and, subject to Applicable Law, the Company and the Investor shall proceed to complete the purchase and sale of the Equity Securities that are the subject of such Equity Financing, which completion may take place concurrently with and subject to the closing of the issuance of other Equity Securities forming part of the same Equity Financing, provided that the issue price offered to the Investor shall, subject to Applicable Law, be equivalent to the issue price under the Equity Financing. In the case of an Equity Financing that is a “bought deal” public offering, the Equity Securities that the Investor elects to purchase shall be issued to the Investor by the Company in a concurrent private placement with the Investor on the same terms as such wider Equity Financing, subject to Applicable Law;

(v)	Prospectus Offering: without limitation to any of the rights of the Investors under paragraphs (i) to (iv) above, the Company shall use commercially reasonable efforts to include the Investor’s pro rata entitlement in any such Equity Financing that is a prospectus offering, provided that if the Investor’s pro rata share is not included in such prospectus offering, the Company shall ensure that the Investor is provided with the opportunity to subscribe for such Equity Securities on a private placement basis as soon as reasonably possible thereafter, and in no case later than fifteen (15) Business Days after the closing of the prospectus offering on terms no less favourable as those provided to investors under such Equity Financing. Notwithstanding the foregoing, any Equity Securities subscribed for by the Investor in the case of a public offering that is a “bought deal” shall be issued on a private placement basis on terms no less favourable as those provided to investors under such Equity Financing;

(vi)	Shareholder Approval: if the Company is required by the Exchange or otherwise to seek shareholder approval for the issuance of Equity Securities to the Investor under such Equity Financing, then the Company may complete that portion of such Equity Financing that the Exchange will then permit without shareholder approval, provided that the Investor subscribes for and is issued at that time the lesser of:

(A)	a pro rata portion of the maximum number of Equity Securities that the Investor wishes to purchase as part of such Equity Financing based on the size of the issuance that the Company is entitled to complete without obtaining shareholder approval; and

(B)	the maximum number of Equity Securities that the Exchange will permit the Company to issue to the Investor as part of such Equity Financing without obtaining shareholder approval,

and the Company shall call and hold a meeting of its shareholders to consider the subscription and issuance of the balance of the Equity Securities in such Equity Financing as soon as reasonably practicable and in any event within sixty (60) days after the date that the Company is advised that it will require shareholder approval. In connection with such meeting of shareholders (or any adjournment or postponement thereof), unless inconsistent with the fiduciary duties of the Board, management of the Company shall recommend in writing that shareholders vote in favour of such equity issuance to the Investor and shall vote their common shares in the Company in respect of which management is granted a discretionary proxy in favour of such equity issuance to the Investor. If shareholder approval for such issuance is obtained, the Company will issue to the Investor the remaining Equity Securities in such Equity Financing on the Business Day following receipt of such shareholder approval. If, however, shareholder approval for the issuance of Equity Securities in such Equity Financing is not obtained at such meeting, the Company shall not issue any such Equity Securities to the Investor; and

(vii)	Continuing Right of the Company: if the Investor elects or is deemed to have elected not to exercise its Participation Right or Top-up Right in respect of such Equity Financing then the Company may, at any time within forty-five (45) days of such election (or deemed election), complete such Equity Financing on substantially the same terms and conditions as initially indicated to the Investor by the Company.

For greater certainty and notwithstanding anything to the contrary contained in this Agreement, the participation rights of the Investor under this paragraph 4 or otherwise will not apply to the issuance by the Company of Equity Securities (A) pursuant to the Company’s stock option plan or other compensation plans for employees, consultants, officers or directors of the Company and its Affiliates (including the issuance of options, restricted stock, restricted share units, restricted stock units, performance share units, deferred share units and any securities issued on exercise, vesting or settlement thereof), (B) in respect of securities issued or made issuable in connection with bona fide acquisitions by the Company, (C) the conversion or exchange of any Equity Securities of the Company into common shares of the Company, or the exercise of any warrants or other rights to acquire common shares of the Company, or (D) in respect of securities issued or made issuable pursuant to or in connection with a rights offering or similar transaction.

5.	Participation by the Investor in Debt or Royalty Financing

If, at any time while the Investor’s Percentage is at least 10%, the Company intends or proposes to issue any convertible debt securities, or enters into documentation purporting to create, incur or assume any Indebtedness (as defined in the Credit Agreement or, if the Credit Agreement is of no force and effect, as imported into this Agreement from the Credit Agreement with the same meaning as set out in the Credit Agreement immediately prior to its termination), including in respect of any Project Financing, or establish, sell, or create any royalty, metal stream or similar arrangement (in each case, other than Permitted Indebtedness (as defined in the Credit Agreement or, if the Credit Agreement is of no force and effect, as imported into this Agreement from the Credit Agreement with the same meaning as set out in the Credit Agreement immediately prior to its termination)) to any Person other than the Investor (any such transaction, a “Debt or Royalty Financing”), then in each case:

(a)	Notice of Financing: the Company shall promptly provide written notice of such Debt or Royalty Financing, as the case may be, to the Investor, including a detailed summary of the material terms and conditions of such Debt or Royalty Financing, together with any other information that the Investor may thereafter reasonably request in respect of the same;

(b)	Election Right of Investor: within twenty (20) Business Days of receipt of the notice of the Company contemplated in paragraph (a) above, the Investor may notify the Company that it has elected to participate in such Debt or Royalty Financing, up to an amount equal to the Investor’s Percentage in respect of such Debt or Royalty Financing on a pro rata basis, at its sole discretion, and thereafter the Company and the Investor will (and, if applicable, the Company will cause any other applicable Persons to) take steps to promptly complete such Debt or Royalty Financing on terms and conditions acceptable to the Investor but which substantially match the terms of the Debt or Royalty Financing proposed to be entered into by the Company with the other Person, if applicable; failing which, the Investor shall be deemed to have elected not to exercise its rights under this paragraph 5; and

(c)	Continuing Right of the Company: if the Investor does not elect (or is deemed to have not elected) to exercise its right of participation pursuant to paragraph (b) above then the Company may, at any time within sixty (60) days of such election (or such deemed election at the end of the above twenty (20) Business Day period), take steps to complete such Debt or Royalty Financing on substantially the same terms and conditions as initially indicated to the Investor.

6.	Corporate Oversight by the Investor

The Company covenants with the Investor as follows:

(a)	Board Nomination:

(i)	the Company agrees that:

A.	for so long as the Investor’s Percentage is at least 10%, the Investor may, at any time and from time to time, at its sole discretion, nominate one (1) Director to the Board;

B.	at any time that the Investor’s Percentage is at least 20%, the Investor may, at any time and from time to time, at its sole discretion, nominate up to two (2) Directors to the Board; and

C.	from time to time, the Investor shall have the right to appoint additional Directors in proportion to the Investor’s Percentage in the Company, and by way of example and for greater certainty, for so long as the Board is comprised of seven members, at any time that the Investor’s Percentage is at least 43%, the Investor may, at any time and from time to time, at its sole discretion, nominate up to three (3) Directors to the Board;

and each Director nominated by the Investor pursuant to this section 6(a) shall be an “Investor Nominee”;

(ii)	the Company further agrees that, upon the Investor exercising its nomination rights under section 6(a)(i) by way of written notice to the Company, provided that such Investor Nominee(s) are eligible under Applicable Law to serve as a Director and consent in writing to serve as a Director, the Company (including its then-current Directors and officers) shall take all such actions and steps to promptly appoint the Investor Nominee(s) to the Board, including convening a meeting of the shareholders or directors of the Company, as the case may be, in order to so effect such nomination and appointment. The parties acknowledge that appointees to the Company’s Board (including the Investor Nominee(s)) must be ratified annually by a shareholder vote at the Company’s annual general meeting of shareholders, and the Company agrees that its management shall recommend in writing that shareholders vote in favour of the Investor Nominee(s) and that its management shall vote their common shares in the Company (and their common shares in the Company in respect of which they are granted a discretionary proxy) in favour of the Investor Nominee(s) in each annual general meeting or special meeting at which directors are proposed to be elected.

(b)	Board Size: for so long as the Investor’s Percentage is at least 10%, the Company shall maintain the size of the Board at seven (7) directors, unless otherwise consented to in writing by the Investor;

(c)	Monthly Reporting, Site Visits, Budgets: for so long as the Investor’s Percentage is at least 10%,

(i)	the Company will deliver to the Investor in each calendar month a written report, in form and content satisfactory to the Investor, regarding (A) the permitting, construction and operation of the Project, (B) a summary description of actions taken and expenditures made with respect to the Project during the prior month, and (C) material corporate developments;

(ii)	the Company will, in addition to any separate rights of the Investor, permit any representatives designated by the Investor, upon reasonable prior notice and at a reasonable time, once per calendar quarter, to visit and inspect the Project, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its directors, officers, management, advisors and consultants, and one such visit during a calendar year shall be at the cost and expense of the Company with any additional visits being at the cost and expense of the Investor; and

(iii)	the Company will promptly provide to the Investor a draft copy of the Budget, and any updates or revisions thereto, and consult with the Investor on the Budget (or any updates or revisions thereto) prior to approval of the Budget (or any updates or revisions thereto) by the board of directors of the Company.

(d)	Technical Committee: the Company shall maintain a project technical committee consisting of up to five (5) members, comprising Directors and other individuals and including at least one appointee of the Investor, subject to a committee charter that is acceptable to the Company and the Investor, whose role will be to monitor and review, at the cost and expense of the Company, the technical and operational development of the Project and its construction (including pursuant to site visits to the Project from time to time and upon appropriate access to management and management information of the Company, as required), which committee will report to the Board and will provide updated, written reports to the Board in respect of the technical and operational development of the Project and its construction, which reports shall be delivered by such technical committee to the Board no less than once per month, unless otherwise agreed by the Company and the Investor;

(e)	Environmental and Social (“ESG”) Committee: the Company shall maintain an ESG committee consisting of up to five (5) members, comprising Directors and other individuals and including at least one appointee of the Investor, subject to a committee charter that is acceptable to the Company and the Investor, whose role will be to monitor, at the cost and expense of the Company, permitting, environmental and social matters in respect of the Project (including pursuant to site visits to the Project from time to time and upon appropriate access to management and management information of the Company, as required), which committee will report to the Board and will provide updated, written reports to the Board in respect of the permitting, environmental and social matters relating to the Project, which reports shall be delivered by such ESG committee to the Board no less than once per month, unless otherwise agreed by the Company and the Investor;

(f)	Other Committees: the Company shall maintain both a compensation committee and a nomination committee, each consisting of up to five (5) members, comprising Directors and, if requested by the Investor, at least one of the Investor Nominees and each subject to a committee charter that is acceptable to the Company and the Investor;

(g)	Observer Rights: in addition to the Director nomination rights of the Investor set out in paragraph (a) above, the Company agrees that, for so long as the Investor’s Percentage is at least 10%, the Investor may, from time to time, at its sole discretion, nominate one or more observers to sit in on the general Board meetings of the Company and on any meetings of any technical, social, financial and other committees established by the Board (including the technical committee and ESG committee referenced above), and such observer(s) shall receive all information and committee documentation provided to the other members of each such committees, provided that if any such observation or disclosure of information or documentation creates a conflict of interest, in the reasonable opinion of the Company or the Investor, then such observer(s) may be excluded from any such meetings or such information or documentation may be withheld from such observer(s), as the case may be. To the extent reasonably considered necessary by the Company, any such observer(s) designated by the Investor shall enter into a confidentiality agreement (in form and substance acceptable to the Company and the Investor, each acting reasonably) and agree to be bound by the Company’s disclosure and insider trading policies;

(h)	Board Information: without limiting or impairing (and in addition to) any other rights of the Investor under this paragraph 6 generally, the Company shall ensure that all information, materials and documentation provided to the Board are concurrently provided to the Investor, provided that the Investor shall hold all such information, including, but not limited to, all of the Company’s technical data, work plans and programs, permitting, environmental and social information, and results of the Company’s operations, in the strictest confidence and shall protect and safeguard the confidential and proprietary nature thereof by exercising the same degree of care that the Investor exercises over its own confidential information; and

(i)	Fees and Expenses: the Company will pay for all of the Investor’s legal fees (on a solicitor and own client basis) and all other costs, charges and expenses of the Investor (including all due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement, the Subscription Agreement, and all amendments thereto, to complete or facilitate the transactions contemplated in the Subscription Agreement and this Agreement, including but not limited to technical consulting, executive search fees or recruitment costs incurred by the Investor, and other reasonable due diligence costs, all of which amounts payable by the Company as contemplated by the Subscription Agreement or otherwise upon demand.

7.	Further Assurances

The Company shall (and shall ensure that its Subsidiaries shall) from time to time, as may be reasonably required by the Investor, execute and deliver such further and other documents and do all matters and things which are necessary to carry out the intention and provisions of this Agreement.

8.	Breach

Upon any breach by the Company of any of its obligations under this Agreement, the Investor may enforce all rights and remedies then available to it under Applicable Law.

9.	Notice to the Company

Any notice to the Company under the provisions of this Agreement shall be valid and effective if delivered personally, by courier or by email to or, if given by registered mail, postage prepaid, addressed to, the Company at:

Suite 1710, 650 West Georgia Street

PO Box 11644

Vancouver, British Columbia

Canada V6B 4N9

Fax: 604 688 2043

and shall be deemed to have been given on the date of personal delivery, when sent by email or when sent by facsimile transmission if so delivered or sent prior to 5:00 pm (Vancouver time) on a Business Day and otherwise on the next Business Day, or on the fifth (5th) Business Day after such letter has been mailed, as the case may be. The Company may from time to time notify the Investor of a change in address which thereafter, until changed by further notice, shall be the address of the Company for all purposes of this Agreement.

10.	Notice to the Investor

Any notice to the Investor under the provisions of this Agreement shall be valid and effective if delivered personally, by courier or by facsimile transmission to or, if given by registered mail, postage prepaid, addressed to the Investor at its principal office at:

1400 Sixteenth Street, Suite 200

Denver, Colorado

80202 United States of America

Fax: 720 946 1450

and shall be deemed to have been given on the date of delivery personally or by facsimile transmission if so delivered prior to 5:00 p.m. (Denver time) on a Business Day and otherwise on the next Business Day or on the fifth (5th) Business Day after such letter has been mailed, as the case may be. The Investor may from time to time notify the Company of a change in address which thereafter, until changed by further notice, shall be the address of the Investor for all purposes of this Agreement.

11.	Waiver of Right to Counsel

Each of the parties hereto acknowledges, agrees and declares that it:

(a)	has had the assistance of legal counsel in preparing, negotiating and entering into this Agreement;

(b)	has made its own, separate and independent decisions as to how and when to avail itself of such legal assistance; and

(c)	understands the nature and effect of this Agreement and that it has no obligation to execute this Agreement and hereby acknowledges and declares that it does so freely and voluntarily,

and hereby waives all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with such party’s decision to engage or not to engage the assistance of its legal counsel at any time in preparing, negotiating or entering into this Agreement.

12.	Amendments and Waivers

No amendment to any provision of this Agreement shall be effective unless it is in writing and has been signed by the Investor and the Company, and no waiver of any provision of this Agreement, or consent to any departure by the Company therefrom, shall be effective unless it is in writing and has been signed by the Investor. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.	No Waiver; Remedies Cumulative

No failure on the part of the Investor to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.	Termination

This Agreement shall continue in full force and effect until the first date on which the Investor’s Percentage is less than 10%.

15.	Binding Effect; Assignment; Syndication

This Agreement shall become effective when it shall have been executed by the parties hereto and thereafter shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein without the prior written consent of the Investor, which may be withheld in the Investor’s sole discretion. The Investor shall not have the right to sell, assign or transfer all or any portion of the Investor’s interests, rights and obligations hereunder or any interest herein without the prior written consent of the Company, save that the Investor may sell, assign or transfer all or any portion of its interests, rights and obligations hereunder at any time to any Affiliate or Related Party of the Investor, upon notice to, but without the consent of, the Company; the Company shall, from time to time upon request of the Investor, enter into such amendments to this Agreement and execute and deliver such other documents as shall be necessary to effect any such assignment and the Company acknowledges and agrees that the Investor is authorized to disclose to any permitted assignee or prospective permitted assignee hereunder any and all financial and other information concerning the Company and its assets and any other transactions contemplated herein, whether received by the Investor or derivative thereof, in connection with this Agreement, so long as the recipient thereof agrees not to disclose any confidential, non-public information to any person other than its employees, accountants, legal counsel or other representatives, unless required by Applicable Law.

16.	Governing Law

This Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The Company hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of British Columbia in the City of Vancouver and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Court of the Province of British Columbia.

17.	Enurement

This Agreement shall be binding upon and shall enure to the benefit of the Company and the Investor and their respective permitted successors and assigns.

18.	Entire Agreement

This Agreement reflect the entire agreement between the parties hereto with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto, including but not limited to any term sheet entered into between any of the parties thereto.

19.	Severability

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all Applicable Laws. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

20.	Counterparts and facsimile

This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

RCF VI CAD LLC

By:
Authorized Signatory

CANADIAN ZINC CORPORATION

Per:
Authorized Signatory

RESOURCE CAPITAL FUND VI L.P.
By RESOURCE CAPITAL ASSOCIATES VI L.P.,
General Partner,
By RCA VI GP Ltd., General Partner

By:
Authorized Signatory

[signature page to the Investor Agreement]

SCHEDULE F

FORM OF LEGAL OPINION

A.	As to the valid existence of each of the Company under the laws of its jurisdiction of incorporation;

B.	as to the authorized and issued capital of the Company;

C.	that the Company has all requisite corporate power and capacity under the laws of its respective jurisdiction of incorporation to (i) carry on its business as presently carried on; (ii) own its property; (iii) issue the Securities; and (iv) carry out the transaction contemplated hereby;

D.	that all necessary corporate action has been taken by the Company to authorize the execution and delivery of the Placement Documents and the performance of its obligations hereunder;

E.	that the Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares;

F.	that the Warrants have been duly authorized and issued;

G.	that the Warrant Shares have been duly authorized and will, upon exercise of the Warrants in accordance with their terms, be validly issued and outstanding as fully paid and non-assessable shares;

H.	that the execution and delivery of the subscription agreement, the Amended and Restated Investor Agreement and the warrant certificate by the Company, the fulfilment of the terms of the Placement Documents, the issue and sale of the Securities and the consummation of the transactions contemplated by the Placement Documents, do not and will not result in a breach (whether after notice or lapse of time or both) of any statute or regulation of the province of British Columbia, or of the terms, conditions or provisions of the constating documents of the Company;

I.	that the subscription agreement, the Amended and Restated Investor Agreement and warrant certificate have been duly authorized and executed by the Company and constitute a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with their terms, subject to reasonable opinion qualifications;

J.	that the form and terms of the certificates representing the Shares have been duly approved by the Company and meet all legal requirements under the constating documents of the Company and the Act;

K.	the issue and sale of the Securities by the Company to the Investor is exempt from the prospectus requirements of Securities Laws of British Columbia and no prospectus will be required, no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent, order or authorization of a regulatory authority will be required to be obtained by the Company under Securities Laws of British Columbia in connection with the issue and sale of the Securities to the Investor of such Securities other than the requirement that the Company files within 10 days from the date of issue and sale, a report of the sale prepared and executed in accordance with Securities Laws in British Columbia, together with the payment of prescribed fees in connection therewith; and

L.	the first trade in the Securities, other than a trade which is otherwise exempt under applicable Securities Laws, will be a deemed distribution subject to the prospectus requirements of applicable Securities Laws, unless certain conditions are met.